Filed Pursuant to Rule 424(b)(2)
Registration No. 333-271495

Prospectus Supplement

(To prospectus dated April 28, 2023)

$600,000,000

5.850% Senior Notes due 2028

Mohawk Industries, Inc. is offering $600,000,000 principal amount of 5.850% notes due 2028, which we refer to in this prospectus supplement as the notes.

The notes will bear interest at 5.850% per year. Interest on the notes is payable on March 18 and September 18 of each year, beginning on March 18, 2024. The notes will mature on September 18, 2028. Interest on the notes will accrue from September 18, 2023.

At our option, we may redeem the notes, in whole or in part, before the maturity date on at least 10 but not more than 60 days’ notice at the redemption price and on the other terms described in this prospectus supplement under the heading “Description of Notes—Optional Redemption.” Additionally, if a change of control triggering event as described in this prospectus supplement occurs, unless we have exercised our option to redeem the notes, we will offer to repurchase the outstanding notes at the price and on the other terms described in this prospectus supplement under the heading “Description of Notes—Offer to Repurchase upon Change of Control Triggering Event.”

The notes will be our senior unsecured obligations and will rank equally in right of payment with all of our other existing and future senior unsecured indebtedness. The notes will be issued only in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Investing in the notes involves risks that are described in the “Risk Factors” section beginning on page S-6 of this prospectus supplement, in our Annual Report on Form 10-K for the year ended December 31, 2022 and in other documents incorporated by reference in this prospectus supplement and the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per note	Total
Public Offering Price(1)	99.987%	$599,922,000
Underwriting Discount	0.600%	$3,600,000
Proceeds, Before Expenses, to Mohawk Industries, Inc.	99.387%	$596,322,000

(1)	Plus, accrued interest, if any, from September 18, 2023 if settlement occurs after that date.

The public offering price set forth above does not include accrued interest, if any. Interest on the notes will begin to accrue on September 18, 2023 and must be paid by the purchaser if the notes are delivered after September 18, 2023.

The notes will not be listed on any securities exchange or quoted on any automated dealer quotation system. Currently, there is no public market for the notes.

The underwriters expect to deliver the notes to investors on or about September 18, 2023 in registered book-entry form only through the facilities of The Depository Trust Company, including its participants, Clearstream Banking S.A. and Euroclear Bank SA/NV.

Joint Bookrunners

BofA Securities	J.P. Morgan	Mizuho

BNP PARIBAS	Wells Fargo Securities	UniCredit Capital Markets	US Bancorp	Barclays

Co-Managers

Goldman Sachs & Co. LLC	Scotiabank	KBC Securities USA

The date of this prospectus supplement is September 11, 2023.

We and the underwriters have not authorized any other person to provide you with information different than what is contained in this prospectus supplement, the accompanying prospectus and any information incorporated by reference herein, and we take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. If anyone provides you with different or inconsistent information, you should not rely on it. We and the underwriters are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

You should not assume that the information contained in this prospectus supplement, the accompanying prospectus, any related free writing prospectus prepared by us, or the documents incorporated by reference in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the front cover of this prospectus supplement, the accompanying prospectus, any free writing prospectus prepared by us or the documents incorporated by reference.

S-i

Prospectus Supplement

Prospectus

S-ii

ABOUT THIS PROSPECTUS SUPPLEMENT

These offering materials consist of two documents and the information incorporated by reference in these two documents: this prospectus supplement, which describes the terms of the notes that we are currently offering, and the accompanying prospectus, which provides general information about us and our debt securities, some of which may not apply to the notes that we are currently offering. If information in this prospectus supplement, or the information incorporated by reference in this prospectus supplement, is inconsistent with, updates or changes the information in the accompanying prospectus or the information incorporated by reference in the accompanying prospectus, this prospectus supplement, or the information incorporated by reference in this prospectus supplement, will apply and will supersede that information in the accompanying prospectus or the information incorporated by reference in the accompanying prospectus. In addition, the information in this prospectus supplement may add to, update or change the information incorporated by reference in this prospectus supplement and accordingly will supersede that information.

It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus in making your investment decision. You should also read and consider the information in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, referred to in “Incorporation of Certain Information by Reference” in this prospectus supplement and the accompanying prospectus.

This prospectus supplement contains summaries believed to be accurate with respect to certain documents, but reference is made to the actual documents for complete information. All such summaries are qualified in their entirety by such reference. Copies of documents referred to in this prospectus supplement will be made available to prospective investors at no cost upon request to us.

Unless the content requires otherwise, the terms “Mohawk,” the “Company,” “we,” “our” and “us” refer to Mohawk Industries, Inc. and its subsidiaries.

References herein to “$” and “dollars” are to the lawful currency of the United States.

Financial information of Mohawk presented or incorporated by reference in this prospectus supplement and the accompanying prospectus has been prepared in accordance with Generally Accepted Accounting Principles in the United States, or U.S. GAAP.

S-iii

FORWARD-LOOKING STATEMENTS

Certain of the statements in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein and any free writing prospectus that we authorize for use in connection with this offering, particularly those anticipating future performance, business prospects, growth and operating strategies, and similar matters, and those that include the words “could,” “should,” “believes,” “anticipates,” “expects” and “estimates” or similar expressions constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. For those statements, Mohawk claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

There can be no assurance that the forward-looking statements will be accurate because they are based on many assumptions, which involve risks and uncertainties. The following important factors could cause future results to differ materially from our current expectations as expressed or implied in our forward-looking statements: our ability to successfully complete this offering; changes in economic or industry conditions; competition; inflation and deflation in freight, raw material prices and other input costs; inflation and deflation in consumer markets; currency fluctuations; energy costs and supply; timing and level of capital expenditures; timing and implementation of price increases for the Company’s products; impairment charges; integration of acquisitions; international operations; introduction of new products; rationalization of operations; taxes and tax reform; product and other claims; litigation; regulatory and political changes in the jurisdictions in which the Company does business; and other risks identified in Mohawk’s reports filed with the Securities and Exchange Commission, or the SEC, including Mohawk’s Annual Report on Form 10-K for the year ended December 31, 2022, and public announcements.

We disclaim any obligation to update forward-looking statements to reflect new information, future events or risks or the eventual outcome of the facts underlying the forward-looking statements except as required by law. New information or future events or risks may cause the forward-looking events we discuss in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference not to occur or to occur in a manner different from what we expect.

S-iv

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings, including the registration statement (File No. 333-271495) of which this prospectus supplement and the accompanying prospectus are a part (including the exhibits and schedules thereto), are available to the public on the SEC’s website at www.sec.gov.

The SEC’s rules allow us to incorporate by reference information into this prospectus supplement and the accompanying prospectus. This means that we can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this prospectus supplement from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus supplement will automatically update and, where applicable, supersede any information contained in this prospectus supplement or the accompanying prospectus or incorporated by reference.

We incorporate by reference into this prospectus supplement the following documents or information filed by us with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

•	Our Annual Report on Form 10-K for the year ended December 31, 2022;

•

The information included in our Definitive Proxy Statement on Schedule 14A for our 2023 Annual Meeting of Stockholders, filed on April 7, 2023, to the extent incorporated by reference into Part III of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022;

•	Our Quarterly Reports on Form 10-Q for the quarters ended April 1, 2023 and July 1, 2023;

•	Our Current Reports on Form 8-K filed on January 17, 2023, May 30, 2023 and July 17, 2023; and

•	If applicable, all documents we file under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this prospectus supplement and the completion or termination of this offering.

We will provide without charge to each person to whom this prospectus supplement is delivered, upon his or her written or oral request, a copy of any or all of the information that has been incorporated by reference into this prospectus supplement, excluding exhibits to those documents, unless they are specifically incorporated by reference into those documents. These documents are available on our website at http://www.mohawkind.com. You can also request those documents from our Corporate Secretary at the following address and telephone number:

Mohawk Industries, Inc.

160 South Industrial Boulevard

Calhoun, Georgia 30701

(706) 629-7721

Except as expressly provided above, no other information, including information on our website, is incorporated by reference into this prospectus supplement.

S-v

SUMMARY

This summary highlights information contained or incorporated by reference in this prospectus supplement and does not contain all of the information that you should consider in making your investment decision. You should read this summary together with the more detailed information appearing elsewhere in this prospectus supplement and the accompanying prospectus and the information in the documents incorporated by reference herein. You should carefully consider, among other things, the matters discussed in the sections titled “Risk Factors” below and in our SEC reports that are incorporated by reference herein.

Mohawk Industries, Inc.

Mohawk is a leading global flooring manufacturer that creates products to enhance residential and commercial spaces around the world. The Company’s vertically integrated manufacturing and distribution processes provide competitive advantages in carpet, rugs, ceramic tile, laminate, wood, stone, luxury vinyl tile, or LVT, and sheet vinyl flooring. The Company’s industry-leading innovation develops products and technologies that differentiate its brands in the marketplace and satisfy all flooring-related remodeling and new construction requirements. The Company’s brands are among the most recognized in the industry and include American Olean®, Daltile®, Durkan®, Eliane®, Feltex®, Godfrey Hirst®, IVC Commercial®, IVC Home®, Karastan®, Kerama Marazzi®, Marazzi®, Moduleo®, Mohawk®, Pergo®, Quick-Step® and Unilin®. During the past two decades, the Company has transformed its business from an American carpet manufacturer into the world’s largest flooring company with operations in Australia, Brazil, Canada, Europe, India, Malaysia, Mexico, New Zealand, Russia, the United Kingdom and the United States. The Company had annual net sales in 2022 of $11.7 billion. Approximately 60% of this amount was generated by sales in the United States and approximately 40% was generated by sales outside the United States.

The Company has three reporting segments, Global Ceramic, Flooring North America, and Flooring Rest of the World, with their 2022 net sales representing 37%, 36% and 27%, respectively, of the Company’s total revenue.

The Global Ceramic Segment designs, manufactures, sources, distributes and markets a broad line of ceramic, porcelain and natural stone tile products used for floor and wall applications in residential and commercial channels for both remodeling and new construction. In addition, the Global Ceramic Segment manufactures, sources and distributes other products, including natural stone, porcelain slabs and quartz countertops, as well as installation materials. The Global Ceramic Segment markets and distributes its products under various brands, including the following: American Olean, Daltile, Eliane, EmilGroup®, KAI®, Kerama Marazzi, Marazzi and Ragno®. The Segment sells its products through Company-owned and franchised operations, independent distributors, home centers, floor covering retailers, ceramic specialists, commercial contractors and commercial end users. The Global Ceramic Segment operations are vertically integrated from the production of raw material for body and glaze preparation to the manufacturing and distribution of ceramic and porcelain tile and countertops.

The Flooring North America Segment designs, manufactures, sources and distributes a broad range of floor covering products in a variety of colors, textures and patterns for both residential and commercial remodeling and new construction channels. The Segment’s product lines include broadloom carpet, carpet tile, rugs and mats, carpet pad, laminate, medium-density fiberboard, or MDF, wood flooring, LVT and sheet vinyl. The Flooring North America Segment markets and distributes its flooring products under various brands, including the following: Aladdin Commercial®, Durkan, IVC®, Karastan, Mohawk, Mohawk Group®, Mohawk Home®, Pergo, Portico® and Quick-Step. The Segment sells its products through floor covering retailers, distributors, home centers, mass merchants, department stores, e-commerce retailers, shop at home, buying groups, builders, commercial contractors and commercial end users.

The Flooring Rest of the World Segment designs, manufactures, sources and distributes a wide variety of laminate, LVT and sheet vinyl, wood flooring, broadloom carpet and carpet tile collections used in residential and commercial markets for both remodeling and new construction. In addition, the Flooring Rest of the World Segment manufactures roofing panels, insulation boards, mezzanine flooring, MDF and chipboards primarily for the European market. The Segment also licenses certain patents related to flooring manufacturing throughout the world. The Segment markets and distributes its products under various brands, including the following: Feltex, GH Commercial®, Godfrey Hirst, Hycraft®, IVC Commercial, IVC Home, Leoline®, Moduleo, Pergo, Quick-Step and Unilin. The Segment sells its products through floor covering retailers, wholesalers, Company-operated distributors, independent distributors and home centers.

Our principal executive offices are located at 160 South Industrial Boulevard, Calhoun, Georgia 30701, and our telephone number is (706) 629-7721. Our website can be accessed at www.mohawkind.com. The contents of our website are not part of this prospectus supplement or the accompanying prospectus.

THE OFFERING

Issuer	Mohawk Industries, Inc.

Notes Offered	$600,000,000 initial aggregate principal amount of 5.850% Senior Notes due 2028.

Interest Rate	5.850% per year.

Maturity Date	September 18, 2028.

Interest Payment Dates	March 18 and September 18 of each year, commencing on March 18, 2024.

Ranking	The notes will be our senior unsecured obligations and will:

•

rank equal in right of payment to all of our existing and future senior unsecured indebtedness and other obligations that are not, by their terms, expressly subordinated in right of payment to the notes;

•	rank senior in right of payment to any of our future indebtedness and other obligations that are, by their terms, expressly subordinated in right of payment to the notes;

•

to the extent we incur secured indebtedness in the future, be effectively subordinated to all of such secured indebtedness and other secured obligations to the extent of the value of the assets securing such indebtedness and other obligations; and

•	be structurally subordinated to all existing and future indebtedness and other liabilities (including trade payables) of our subsidiaries.

As of July 1, 2023, we had consolidated total indebtedness of $3,051.4 million and our subsidiaries had total indebtedness of $1,265.1 million. As of July 1, 2023, after giving effect to this offering and the proceeds herefrom, we would have had consolidated total indebtedness of $3,051.4 million. This includes borrowings of $415.0 million of commercial paper, $8.2 million outstanding under our senior revolving credit facility and $915.1 million outstanding under our senior term credit facility. As of July 1, 2023, all of our indebtedness was unsecured. As of July 1, 2023, after giving effect to this offering and the proceeds herefrom, our subsidiaries had outstanding $5,231.0 million of total liabilities, including $1,265.1 million of debt (excluding in each case intercompany liabilities), to which the notes will be structurally subordinated. See “Risk Factors—Risks Related to the Notes—The notes will be structurally subordinated to the obligations of our subsidiaries” and “—The notes will be subordinated to our secured indebtedness,” and “Use of Proceeds.”

Optional Redemption	Prior to August 18, 2028 (one month prior to their maturity date), or the Par Call Date, we may redeem the notes at our option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the notes matured on the Par Call

Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 25 basis points less (b) interest accrued to the date of redemption, and

(2) 100% of the principal amount of the notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to, but excluding, the redemption date.

On or after the Par Call Date, we may redeem the notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the notes being redeemed plus accrued and unpaid interest thereon to, but excluding, the redemption date.

For more detailed information on the calculation of the redemption prices, see “Description of Notes—Optional Redemption” in this prospectus supplement.

Offer to Repurchase upon Change of Control	Upon a “Change of Control Triggering Event,” holders of the notes will have the right to require us to repurchase all or a portion of their notes at a purchase price equal to 101% of the principal amount of the notes, together with accrued and unpaid interest on the notes to be repurchased to the date of repurchase. See “Description of Notes—Offer to Repurchase upon Change of Control Triggering Event.”

Covenants	The indenture and the fourth supplemental indenture governing the notes will contain covenants that, subject to exceptions and qualifications, limit our ability and the ability of our subsidiaries to create liens and to enter into sale and leaseback transactions and that limit our ability to consolidate, merge or transfer all or substantially all of our assets. See “Description of Notes—Restrictive Covenants.”

Use of Proceeds	We intend to use the net proceeds of this offering for general corporate purposes, which may include the redemption and repayment of short-term or long-term borrowings. Pending application of the net proceeds, we may temporarily invest the net proceeds in short-term marketable securities. See “Use of Proceeds.”

Certain of the underwriters or their respective affiliates may be holders of our outstanding indebtedness and may receive a portion of the proceeds of this offering through our redemption and repayment of certain short-term or long-term borrowings with such proceeds. See “Use of Proceeds.”

Further Issues

We may, at any time, without notice to or the consent of the holders of the notes, create and issue additional notes ranking equally with the notes in all respects (except for the issue date and, in some cases, the public offering price and the first interest payment date and the initial interest accrual date). Such additional notes may be consolidated and form a single series with the previously outstanding notes; provided that if the additional notes are not fungible with the notes for U.S.

federal income tax purposes, the additional notes will be issued with a different CUSIP or other identifying number than the notes.

Book-Entry; Form and Denominations	The notes will be issued in registered form in the form of one or more global notes fully registered in the name Cede & Co., as nominee for The Depository Trust Company, or DTC. Except in the limited circumstances described in the prospectus, owners of beneficial interests in the notes will not be entitled to have notes registered in their names, will not receive or be entitled to receive notes in definitive form and will not be considered to be holders of notes under the indenture. The notes will be issued in minimum denominations of $2,000 and in integral multiples of $1,000 in excess thereof.

Listing	We do not intend to apply for listing of the notes on any securities exchange or for quotation through any automated dealer quotation system.

Marketing and Selling Restrictions	The notes may be offered for sale in those jurisdictions in the United States, Europe and Asia where it is lawful to make such offers. See “Underwriting—Selling Restrictions.”

Tax Considerations	You should consult your independent tax advisor with respect to the tax consequences of owning the notes in light of your own particular situation. See “Material United States Federal Tax Considerations.”

Governing Law	The indenture is, and the notes will be, governed by the laws of the State of New York.

Trustee, Transfer Agent and Registrar	U.S. Bank Trust Company, National Association (successor in interest to U.S. Bank National Association)

Risk Factors	See “Risk Factors” in this prospectus supplement and in our Annual Report on Form 10-K for the year ended December 31, 2022 and the other information included or incorporated by reference in this prospectus supplement for a discussion of certain risks you should carefully consider before deciding to invest in the notes.

RISK FACTORS

Investing in the notes involves a high degree of risk. You should carefully consider the risks described below and other information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference into this prospectus supplement before investing in the notes. The risks described below are not the only ones we face. Additional risks not presently known to us or that we currently consider less significant may also impair our business operations. Our business could be materially adversely affected by any of these risks.

This prospectus supplement and the accompanying prospectus also contain or incorporate by reference forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in such forward-looking statements as a result of certain factors, including the risks faced by us described below and elsewhere in this prospectus supplement and the accompanying prospectus. See “Forward-Looking Statements.”

Risks Related to the Notes

There may be no public trading market for the notes.

The notes are a new issue of securities with no established trading market. We do not intend to apply for listing of the notes on any national securities exchange or for quotation of the notes on any automated dealer quotation system. We have been advised by the underwriters that they presently intend to make a market in the notes after consummation of the offering contemplated hereby, although they are under no obligation to do so and may discontinue any market-making activities at any time without any notice. We cannot assure you that there will be a liquid trading market for the notes or that an active public market for the notes will develop. If an active trading market for the notes does not develop, the market price and liquidity of the notes may be adversely affected.

The notes will be structurally subordinated to the obligations of our subsidiaries.

We operate as a holding company, conducting most of our operations through our subsidiaries. Our principal source of funds, including for payment of principal and interest (including any additional amounts) on the notes, depends on earnings and cash flows of our subsidiaries and the ability of our subsidiaries to pay dividends or advance or repay funds to us. In addition, any of our rights (including the rights of the holders of the notes) to participate in the assets of any of our subsidiaries upon any liquidation or reorganization of any such subsidiary will be subject to the prior claims of that subsidiary’s creditors (except to the extent that we may ourselves be a creditor of that subsidiary), including that subsidiary’s trade creditors and our creditors that have obtained guarantees from such subsidiaries. As a result, the notes will be structurally subordinated to the obligations and liabilities of all of our subsidiaries (other than with respect to the notes). As of July 1, 2023, our subsidiaries had total indebtedness of $1,265.1 million. As of July 1, 2023, after giving effect to this offering and the proceeds herefrom, our subsidiaries had total indebtedness of $1,265.1 million. In addition, the indenture governing the notes will permit our subsidiaries to incur additional indebtedness, including an unlimited amount of unsecured indebtedness, and will not contain any limitation on the amount of other liabilities, such as trade payables, that may be incurred by our subsidiaries (although our senior credit facilities do impose limitations on the amount of additional indebtedness we may incur).

The notes will be subordinated to our secured indebtedness.

The notes will be our unsecured and unsubordinated obligations and will rank equally in right of payment with all other existing and future unsecured and unsubordinated indebtedness and senior in right of payment to all our subordinated indebtedness, if any. However, the notes will be effectively subordinated to any secured obligations of the Company and its subsidiaries to the extent of the assets serving as security therefor. As of

July 1, 2023, we and our subsidiaries had no secured debt outstanding. If, in the future, we default on any then-existing secured debt, the holders thereof may foreclose on the assets securing our secured debt, reducing the cash flow from the foreclosed property available for payment of unsecured debt. The holders of any of our secured debt outstanding at the time of an event of default also would have priority over unsecured creditors in the event of our liquidation, bankruptcy or similar proceeding. In the event of such a proceeding, the holders of our secured debt, if any, would be entitled to proceed against our pledged collateral, and that collateral will not be available for payment of unsecured debt, including the notes. As a result, the notes will be effectively subordinated to any secured debt that we may have now or in the future.

A breach of a covenant in our debt instruments could cause an acceleration of a significant portion of our outstanding indebtedness, and we may not be able to make payments on the notes.

The various agreements governing our outstanding indebtedness contain covenants that limit, among other things, our ability to:

•	incur additional indebtedness;

•	create liens or other encumbrances;

•	enter into sale and leaseback transactions;

•	pay dividends or make distributions or certain other restricted payments;

•	create restrictions on the payment of dividends or other amounts to us by our restricted subsidiaries;

•	make certain investments;

•	sell assets, including, but not limited to, capital stock of restricted subsidiaries;

•	enter into certain mergers and consolidations; and

•	enter into transactions with shareholders or affiliates.

Additionally, our senior revolving credit facility, which permits borrowings of up to $1.950 billion until October 18, 2024 and of up to $1.485 billion thereafter, requires us to meet certain financial ratios and tests. As of July 1, 2023, after taking into account these ratios and tests (and prior to the issuance of notes offered hereby), we had the ability to incur additional indebtedness of up to $907.4 million under such ratios.

A breach of a covenant or other provision in any debt instrument governing our current or future indebtedness could result in a default under such debt instrument. In addition, such an event may trigger an event of default under one or more of our other debt instruments, including the notes. Our ability to comply with the covenants and other provisions in our various debt instruments may be affected by events beyond our control, and we cannot assure you that we will be able to comply with these covenants and other provisions. Upon the occurrence of an event of default under any debt instrument, the lenders could elect to declare all amounts outstanding to be immediately due and payable and terminate all commitments to extend further credit. If we were unable to repay those amounts, the lenders could proceed against collateral granted to them, if any, to secure the indebtedness. If our current or future lenders accelerate the payment of the indebtedness owed to them, we cannot assure you that our assets would be sufficient to repay in full our outstanding indebtedness, including the notes.

Our existing and future levels of indebtedness could adversely affect our financial health, our ability to obtain financing in the future, our ability to react to changes in our business and our ability to fulfill our obligations under the notes.

As of July 1, 2023, our subsidiaries had total indebtedness of $1,265.1 million. As of July 1, 2023, after giving effect to this offering and the use of the proceeds herefrom, we would have had outstanding consolidated total indebtedness of $3,051.4 million and availability of $1,504.4 million under our senior revolving credit facility.

Our level of indebtedness could have important consequences for holders of the notes. For example, it could:

•	make it more difficult for us to satisfy our obligations with respect to the notes and our other indebtedness, resulting in possible defaults on and acceleration of such indebtedness;

•

require us to dedicate a substantial portion of our cash flow from operations to the payment of principal and interest on our indebtedness, thereby reducing the availability of such cash flows to fund working capital, acquisitions, new plant openings, capital expenditures and other general corporate purposes;

•	limit our ability to obtain additional financing for working capital, acquisitions, new plant openings, capital expenditures, debt service requirements and other general corporate purposes;

•	limit our ability to refinance indebtedness or cause the associated costs of such refinancing to increase;

•	restrict the ability of our subsidiaries to pay dividends or otherwise transfer assets to us, which could limit our ability to, among other things, make required payments on our debt;

•	increase our vulnerability to general adverse economic and industry conditions, including interest rate fluctuations (because a portion of our borrowings are at variable rates of interest); and

•

place us at a competitive disadvantage compared to other companies with proportionately less debt or comparable debt at more favorable interest rates who, as a result, may be better positioned to withstand economic downturns.

Any of the foregoing impacts of our level of indebtedness could have a material adverse effect on our business.

To service our indebtedness, we will require a significant amount of cash. Our ability to generate cash depends on many factors beyond our control. We also depend on the business of our subsidiaries to satisfy our cash needs. If we cannot generate the required cash, we may not be able to make the necessary payments under the notes.

Our ability to make payments on our indebtedness, including the notes, and to fund planned capital expenditures will depend on our ability to generate cash in the future. Our ability to generate cash, to a certain extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control.

We conduct our operations primarily through our subsidiaries. As a result, our ability to service our debts, including our obligations under the notes and other obligations, depends largely on the earnings of our subsidiaries and the payment of those earnings to us in the form of dividends, loans or advances and through repayment of loans or advances from us. Our subsidiaries are separate and distinct legal entities. Our subsidiaries have no obligation to pay any amounts due on the notes or to provide us with funds to meet our payment obligations on the notes, whether in the form of dividends, distributions, loans or other payments. In addition, any payment of dividends, loans or advances by our subsidiaries could be subject to statutory or contractual restrictions. Payments to us by our subsidiaries will also be contingent upon our subsidiaries’ earnings and business considerations. Additionally, changes in the laws of foreign jurisdictions in which we operate may adversely affect the ability of some of our foreign subsidiaries to repatriate funds to us.

Additionally, our historical financial results have been, and we anticipate that our future financial results will be, subject to fluctuations. We cannot assure you that our business will generate sufficient cash flow from our operations or that future borrowings will be available to us in an amount sufficient to enable us to pay our indebtedness, including the notes, or to fund our other liquidity needs and make necessary capital expenditures.

If our cash flow and capital resources are insufficient to allow us to make scheduled payments on our debt, we may have to sell assets, seek additional capital or restructure or refinance our debt. We cannot assure you that the terms of our debt will allow for these alternative measures or that such measures would satisfy our scheduled debt service obligations.

If we cannot make scheduled payments on our debt:

•	the holders of our debt could declare all outstanding principal and interest to be due and payable;

•	the holders of our secured debt could commence foreclosure proceedings against our assets;

•	we could be forced into bankruptcy or liquidation; and

•	you could lose all or part of your investment in the notes.

The indenture does not restrict our ability to incur additional debt or to take other actions that could negatively impact our ability to pay our obligations under the notes, and the limited covenants in the indenture do not provide protection against some types of important corporate events.

The indenture for the notes does not:

•	limit our ability to incur indebtedness;

•	limit our subsidiaries’ ability to incur indebtedness, which would effectively rank senior to the notes;

•	restrict our subsidiaries’ ability to issue securities that would be senior to the equity interests of our subsidiaries that we hold;

•	restrict our ability to purchase or prepay our securities;

•	restrict our ability to make investments or to repurchase or pay dividends or make other payments in respect of our common stock or other securities ranking junior to the notes; or

•

require us to maintain any financial ratios or specific levels of net worth, revenues, income, cash flows or liquidity which might protect holders of the notes in the event that we experience significant adverse changes in our business, financial condition or results of operations.

Furthermore, the indenture for the notes contains only limited protections in the event of a change in control. We could engage in many types of transactions, such as certain acquisitions, refinancings or recapitalizations that could substantially affect our capital structure and the value of the notes but would not constitute a change of control triggering event that permits holders to require us to repurchase their notes. For these reasons, you should not consider the covenants in the indenture or the change of control repurchase feature of the notes as a significant factor in evaluating whether to invest in the notes. See “Description of Notes—Offer to Repurchase upon Change of Control Triggering Event.”

We may be unable to raise the funds necessary to repurchase your notes upon a change of control triggering event.

Holders of the notes will have the right, at their option, to require us to repurchase all or a portion of their notes upon the occurrence of a change of control triggering event, which is a triggering event involving both a change of control of Mohawk and Mohawk’s Senior Unsecured Debt Rating (as defined herein) being rated below investment grade following a downgrade by at least two of Standard & Poor’s Financial Services LLC, Moody’s Investor Services, Inc. and Fitch Inc. In such event, we must offer to repurchase the notes at a price equal to 101% of the aggregate principal amount outstanding on the date of such change of control triggering event, plus accrued and unpaid interest from the date of initial issuance to, but excluding, the repurchase date. See “Description of Notes—Offer to Repurchase upon Change of Control Triggering Event.”

If we do not have sufficient funds to pay the repurchase price for all of the notes to be repurchased, an event of default under the indenture governing the notes would occur. We would need to seek third-party financing to the extent we do not have available funds to meet our repurchase obligation. However, there can be no assurance that we would be able to obtain any such financing on acceptable terms or at all. In addition, cash payments in respect of notes to be repurchased may be subject to limits and might be prohibited, or create an event of default, under our indebtedness or other agreements relating to borrowings that we may enter into from time to time. Our failure to make cash payments in respect of notes to be repurchased also could result in an event of default under the notes, under our senior credit facilities, or under other credit-related agreements. Our inability to pay for notes that are to be repurchased also could result in holders receiving substantially less than the principal amount of the notes.

In addition, as noted previously, the change of control repurchase obligation in the indenture may not protect you from certain important corporate events, such as a leveraged recapitalization (which would increase the level of our indebtedness or otherwise adversely affect our capital structure, credit ratings or the value of the notes), reorganization, restructuring, merger or other similar transaction. Such a transaction may not involve a change in voting power or beneficial ownership or, even if it does, may not involve a “change of control,” as defined in the indenture, that would trigger our obligation to offer to repurchase the notes. If an event occurs that does not constitute a “change of control,” as defined in the indenture, we will not be required to make an offer to repurchase the notes and you may be required to continue to hold your notes despite the event. See “Description of Notes—Offer to Repurchase upon Change of Control Triggering Event.”

An increase in interest rates would increase the cost of servicing our debt and could reduce our profitability.

A significant portion of our outstanding and potential future debt, including under our senior credit facilities, bears or will bear interest at variable rates. As a result, an increase in interest rates, whether because of an increase in market interest rates or a decrease in our creditworthiness, would increase the cost of servicing our debt and could materially reduce our profitability and cash flows. The impact of such an increase would be more significant for us than it would be for competitors that have less variable rate debt.

We may be unable to repay or repurchase the notes at maturity.

At maturity, the entire principal amount of the notes, together with accrued and unpaid interest, will become due and payable. We may not have the ability to repay or refinance these obligations. If the maturity date occurs at a time when other arrangements prohibit us from repaying the notes, we could try to obtain waivers of such prohibitions from the lenders and holders under those arrangements, or we could attempt to refinance the borrowings that contain the restrictions. If we could not obtain the waivers or refinance these borrowings, we would be unable to repay the notes.

Trading in the clearing systems is subject to minimum denomination requirements.

The terms of the notes provide that notes will be issued with a minimum denomination of $2,000 and multiples of $1,000 in excess thereof. It is possible that the clearing systems may process trades that could result in amounts being held in denominations smaller than the minimum denominations. If definitive notes are required to be issued in relation to such notes in accordance with the provisions of the relevant global notes, a holder who does not have the minimum denomination or a multiple of $1,000 in excess thereof in its account with the relevant clearing system at the relevant time may not receive all of its entitlement in the form of definitive notes unless and until such time as its holding satisfies the minimum denomination requirement.

An increase in market interest rates could result in a decrease in the market value of the notes.

In general, as market interest rates rise, debt securities bearing interest at fixed rates of interest decline in value. Consequently, if you purchase notes and market interest rates increase, the market value of those notes may decline. We cannot predict the future level of market interest rates.

Redemption prior to maturity may adversely affect your return on the notes.

Since the notes are redeemable at our option, we may choose to redeem your notes at times when prevailing interest rates are relatively low. As a result, you generally will not be able to reinvest the redemption proceeds in a comparable security at effective interest rates as high as the interest rates on your notes being redeemed.

USE OF PROCEEDS

The net proceeds to us from the sale of the notes will be approximately $594.4 million (after deducting the underwriters’ discount and estimated offering expenses payable by us). We intend to use the net proceeds of this offering for general corporate purposes, which may include the redemption and repayment of short-term or long-term borrowings. Pending application of the net proceeds, we may temporarily invest the net proceeds in short-term marketable securities.

Certain of the underwriters or their respective affiliates may be holders of our outstanding indebtedness and may receive a portion of the proceeds of this offering through our redemption and repayment of certain short-term or long-term borrowings.

CAPITALIZATION

The following table sets forth the historical unaudited cash and cash equivalents and capitalization of Mohawk as of July 1, 2023:

•	on an actual basis; and

•	on an as adjusted basis to reflect the issuance and sale of the notes and the use of the estimated net proceeds thereof as described in “Use of Proceeds.”

	July 1, 2023
	Actual	As Adjusted(1)
	(in millions)
Cash and cash equivalents	$570.9	$570.9

Short-term debt and current portion of long-term debt	$1,038.0	$438.0

Long-term debt, including current portion:
1.750% senior notes due 2027	$545.7	$545.7
3.625% senior notes due 2030	$500.0	$500.0
Notes offered hereby	$—	$600.0
Commercial paper	$1,015.0	$415.0
Senior revolving credit facility(2)	$8.2	$8.2
Senior term credit facility	$915.1	$915.1
Other debt	$67.4	$67.4
Total debt	$3,051.4	$3,051.4
Total stockholders’ equity	$8,212.0	$8,212.0

Total capitalization	$11,263.4	$11,263.4

(1)

The amount in the “As Adjusted” column reflects the aggregate net proceeds received in cash and the aggregate principal amount of the notes being offered in this offering (giving effect to the underwriting discount with respect to the notes) and the use of the estimated net proceeds thereof as described in “Use of Proceeds.”

(2)	As of July 1, 2023, $19.5 million of standby letters of credit were issued and $907.4 million of additional borrowings were available under our senior revolving credit facility.

DESCRIPTION OF NOTES

The following summary of the terms of the notes supplements the general description of debt securities contained in the accompanying prospectus. To the extent the following terms are inconsistent with the general description contained in the accompanying prospectus, the following terms replace such inconsistent terms. You should read both the accompanying prospectus and this prospectus supplement in their entirety.

General Terms of the Notes

Mohawk Industries, Inc. will issue $600,000,000 aggregate principal amount of 5.850% Notes due 2028, or the notes, as a separate series of notes under an indenture dated as of January 31, 2013, as supplemented by the fourth supplemental indenture to be dated as of the issue date, by and between Mohawk and U.S. Bank Trust Company, National Association (successor in interest to U.S. Bank National Association), as trustee. We refer to such indenture and fourth supplemental indenture together as the “indenture,” and we refer to U.S. Bank Trust Company, National Association (successor in interest to U.S. Bank National Association) as the “trustee.” The indenture is subject to and governed by the U.S. Trust Indenture Act of 1939, as amended.

Unless otherwise indicated, capitalized terms used in the following summary that are defined in the indenture have the meanings used in the indenture. As used in this “Description of Notes,” references to “Mohawk” refer to Mohawk Industries, Inc. and do not, unless the context otherwise indicates, include Mohawk’s subsidiaries.

The notes will be a series of unsecured senior debt securities issued under the indenture and rank equally with all of our existing and future unsecured senior indebtedness. The amount of debt securities that Mohawk may issue under the indenture is unlimited. After completion of this offering, Mohawk may issue additional notes from the series of notes offered hereby without your consent and without notifying you. Any such additional notes will have the same ranking, interest rate, maturity date, redemption rights and other terms as the series of notes offered hereby. Any such additional notes, together with the series of notes offered hereby, will constitute a single series of debt securities under the indenture. Unless the context requires otherwise, references to “notes” for all purposes of the indenture and this “Description of Notes” include any additional notes that are actually issued. The notes will be issued in principal amounts of $2,000 and integral multiples of $1,000 in excess thereof.

The notes will not have the benefit of a sinking fund.

Principal, Maturity and Interest

The notes will mature on September 18, 2028 and will bear interest at the rate of 5.850% per annum. Interest on the notes will be payable semi-annually in arrears on March 18 and September 18 each year, commencing on March 18, 2024, to the registered holders of record thereof at the close of business on the immediately preceding March 1 and September 1 of each year.

Interest on the notes will accrue from and including the most recent date to which interest has been paid or, if no interest has been paid, from and including the date of issuance of the notes. Interest on the notes will be computed on the basis of a 360-day year comprised of twelve 30-day months. If any interest payment date falls on a day that is not a business day, the payment of the interest payable on such date will be made on the next business day, and no interest shall accrue on the amount of interest due on that interest payment date for the period from and after such interest payment date to the date of payment.

Ranking

The notes will be Mohawk’s senior unsecured obligations. Payment of the principal and interest on the notes will rank equally in right of payment with all of Mohawk’s existing and future unsecured and unsubordinated indebtedness and, to the extent Mohawk incurs subordinated indebtedness in the future, rank senior in right of payment to its subordinated indebtedness. To the extent Mohawk incurs secured indebtedness in the future, the notes will be effectively subordinated to any secured indebtedness of Mohawk, to the extent of the value of any assets securing such indebtedness.

Nearly all of Mohawk’s operations are conducted through its subsidiaries. Accordingly, Mohawk’s cash flow and its ability to service debt, including the notes, are entirely dependent upon the earnings of Mohawk’s subsidiaries and the distribution of those earnings to, or upon other payments of funds by those subsidiaries to, Mohawk. The subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due on the notes or to make funds available for such payments, whether by dividends, loans or other payments. In addition, the payment of dividends and the making of loans and advances to Mohawk by its subsidiaries may be subject to statutory or contractual restrictions, are contingent upon the earnings of those subsidiaries, and are subject to various business considerations.

Any right of Mohawk to receive assets of any of its subsidiaries upon their liquidation or reorganization, and the resulting right of the holders of the notes to participate in those assets, will be structurally subordinated to the claims of that subsidiary’s creditors (including trade creditors), except to the extent that Mohawk is itself recognized as a creditor of such subsidiary, in which case Mohawk’s claims would be effectively subordinated to claims of that subsidiary’s creditors having security interests in the assets of such subsidiary and subordinated to any indebtedness of such subsidiary senior to that held by Mohawk.

Optional Redemption

Prior to the Par Call Date, Mohawk may redeem the notes at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 25 basis points less (b) interest accrued to the date of redemption, and

(2) 100% of the principal amount of the notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to, but excluding, the redemption date.

On or after the Par Call Date, Mohawk may redeem the notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the notes being redeemed plus accrued and unpaid interest thereon to, but excluding, the redemption date. The redemption prices will be calculated assuming a 360-day year consisting of twelve 30-day months. For purposes of calculating the redemption prices, the following terms will have the meanings set forth below.

“Treasury Rate” means, with respect to any redemption date, the yield determined by Mohawk in accordance with the following two paragraphs.

The Treasury Rate shall be determined by Mohawk after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication), or H.15, under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading), or H.15 TCM. In determining the Treasury Rate,

Mohawk shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date, or the Remaining Life; or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third business day preceding the redemption date H.15 TCM is no longer published, Mohawk shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, Mohawk shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, Mohawk shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

Mohawk’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error. The Trustee shall not be responsible for calculating the redemption price or any component thereof.

Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 days but not more than 60 days before the redemption date to each holder of notes to be redeemed.

In the case of a partial redemption, selection of the notes for redemption will be made pro rata, by lot or by such other method as the trustee in its sole discretion deems appropriate and fair. No notes of a principal amount of $2,000 or less will be redeemed in part. If any note is to be redeemed in part only, the notice of redemption that relates to the note will state the portion of the principal amount of the note to be redeemed. A new note in a principal amount equal to the unredeemed portion of the note will be issued in the name of the holder of the note upon surrender for cancellation of the original note. For so long as the notes are held by DTC (or another depositary), the redemption of the notes shall be done in accordance with the policies and procedures of the depositary.

Unless Mohawk defaults in the payment of the redemption price, on and after the redemption date, interest will cease to accrue on the notes or portions of the notes called for redemption.

Global Notes

The notes will initially be represented by one or more global notes in registered form which will be delivered to, and registered in the name of Cede & Co., as nominee for DTC. The notes will be available only in book-entry form. See “Description of Debt Securities—Book-Entry Delivery and Settlement—Global Notes” in the accompanying prospectus.

Notices

Notices to holders of the notes will be mailed to the registered holders, subject to the provisions herein and in the indenture. Any notice shall be deemed to have been given on the date of mailing. Notwithstanding the foregoing, so long as the notes are represented by a global security deposited with a nominee of DTC, such nominee or DTC will be considered the sole owner and registered holder of the notes and notices to holders will be given by delivery to DTC, and such notices shall be deemed to be given on the date of delivery to DTC. The trustee will only mail notices to the registered holder of the notes. The trustee will mail notices as directed by Mohawk in writing by first-class mail, postage prepaid, to each registered holder’s last known address as it appears in the security register that the trustee maintains. You will not receive notices regarding the notes directly from Mohawk unless Mohawk reissues the notes to you in definitive form.

Further Issuances

We may, from time to time, without giving notice to, or seeking the consent of, the holders or beneficial owners of the notes, issue additional debt securities having the same terms (except for the issue date and, in some cases, the public offering price and the first interest payment date and the initial interest accrual date) as, and ranking equally and ratably with, the notes. Any additional debt securities having such similar terms, together with the notes, will constitute a single series of securities under the indenture; provided that if any such additional notes are not fungible with the previously issued notes for U.S. federal income tax purposes, such additional notes will be issued with a different CUSIP or other identifying number than the previously issued notes.

In this connection, the indenture and the notes do not limit the amount of indebtedness which may be incurred or the amount of securities which may be issued by us and contain no financial or similar restrictions on us subject to certain limited exceptions. See “—Limitations on Liens” and “—Limitations on Sale and Leaseback Transactions.”

Offer to Repurchase upon Change of Control Triggering Event

Upon the occurrence of a Change of Control Triggering Event (as defined below), unless we have exercised our right to redeem the notes as described above under “—Optional Redemption,” the indenture provides that each holder of notes will have the right to require us to repurchase all or a portion (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of such holder’s notes pursuant to the offer described below, which we refer to as the Change of Control Offer, at a purchase price, which shall be referred to as the Change of Control Payment, equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase, subject to the rights of holders of the notes on the relevant record date to receive interest due on the relevant interest payment date.

Within 30 days following the date upon which a Change of Control Triggering Event occurs, or at our option, prior to any Change of Control but after the public announcement of the pending Change of Control, we will be required to send, by first-class mail, a notice to each holder of notes at its registered address, with a copy to the trustee, which notice will govern the terms of the Change of Control Offer. Such notice will state, among other things, the repurchase date, which must be no earlier than 30 days nor later than 60 days from the date such notice is mailed, other than as may be required by law. We refer to this date as the Change of Control Payment Date. The notice, if mailed prior to the date of consummation of the Change of Control, will state that the Change of Control Offer is conditioned on the Change of Control Triggering Event occurring on or prior to the Change of Control Payment Date. Holders of notes electing to have notes repurchased pursuant to a Change of Control Offer will be required to surrender their notes, with the form entitled “Option of Holder to Elect Repurchase” on the reverse of the note completed, to the paying agent at the address specified in the notice, or transfer their notes to the paying agent by book-entry transfer pursuant to the applicable procedures of the paying agent, prior to the close of business on the third business day prior to the Change of Control Payment Date.

Our ability to pay cash to the holders of notes following the occurrence of a Change of Control Triggering Event with respect to the notes may be limited by our then-existing financial resources. Therefore, sufficient funds may not be available when necessary to make any required repurchases. See “Risk Factors—We may be unable to raise the funds necessary to repurchase your notes upon a change of control triggering event.”

The definition of “Change of Control” under the fourth supplemental indenture includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of our and our subsidiaries’ assets taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of notes to require us to repurchase such holder’s notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of our and our subsidiaries’ assets taken as a whole to another person or group may be uncertain.

We will not be required to make a Change of Control Offer with respect to the notes if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for such an offer if it had been made by us, and such third party purchases all notes properly tendered and not withdrawn under its offer. In addition, we will not repurchase any notes if there has occurred and is continuing on the Change of Control Payment Date an event of default under the indenture, other than an event of default resulting from failure to pay the Change of Control Payment.

We will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any such securities laws or regulations conflict with the Change of Control Offer provisions of the notes, we will comply with those securities laws and regulations and will not be deemed to have breached our obligations under the Change of Control Offer provisions of the notes by virtue of any such conflict.

For the purposes of this section, the following definitions apply:

“Change of Control” means the occurrence of any one of the following: (1) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of our assets and the assets of our subsidiaries taken as a whole to any person other than to our company or one of our subsidiaries; (2) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (other than our company or one of our subsidiaries) becomes the “beneficial owner” (as such terms are defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of our outstanding Voting Stock or the Voting Stock of any parent company (as defined below) or other Voting Stock into which our Voting Stock or the Voting Stock of any parent company is reclassified, consolidated, exchanged or changed, measured by voting power rather than number of shares; (3) we or any parent company consolidates with, or merges with or into, any person, or any person consolidates with, or merges with or into, us or any parent company, in any such event pursuant to a transaction in which any of our outstanding Voting Stock, the Voting Stock of such parent company or the Voting Stock of such other person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of our Voting Stock or the Voting Stock of such parent company outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving person or any direct or indirect parent company of the surviving person immediately after giving effect to such transaction; (4) the first day on which the majority of the members of Mohawk’s board of directors or the board of directors of any parent company cease to be Continuing Directors (as defined below); or (5) the adoption of a plan relating to our liquidation or dissolution. Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control under clause

(2) above if (i) we become a direct or indirect wholly-owned subsidiary of a holding company, or a parent company, and (ii) the holders of our Voting Stock or the Voting Stock of any parent company immediately prior to that transaction hold at least a majority of the Voting Stock of such parent company immediately following that transaction; provided that any series of related transactions shall be treated as a single transaction. The term “person,” as used in this definition, has the meaning given thereto in Section 13(d)(3) of the Exchange Act.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a related Rating Event (as defined below).

“Continuing Director” means, as of any date of determination: (1) with respect to any member of the board of directors of Mohawk, any member who (i) was a member of such board of directors on the date of the initial issuance of the notes; or (ii) was nominated for election, elected or appointed to such board of directors with the approval of a majority of the Continuing Directors who were members of such board of directors at the time of such nomination, election or appointment; and (2) with respect to any member of the board of directors of any parent company, any member who (i) was a member of our board of directors on the date such parent company became our parent company; or (ii) was nominated for election, elected or appointed to such board of directors with the approval of a majority of the Continuing Directors who were members of such board of directors at the time of such nomination, election or appointment.

“Fitch” means Fitch Inc., and its successors.

“Investment Grade” means a rating of Baa3 or better by Moody’s (as defined below) (or its equivalent under any successor rating category), a rating of BBB- or better by S&P (as defined below) (or its equivalent under any successor rating category) and a rating of BBB- or better by Fitch (or its equivalent under any successor rating category).

“Moody’s” means Moody’s Investors Service, Inc., and its successors.

“Rating Agency” means:

1.	each of Moody’s, S&P and Fitch, and

2.

if any of Moody’s, S&P or Fitch ceases to rate a series of notes or fails to make a rating of such series of notes publicly available for reasons outside of our control, a Substitute Rating Agency (as defined below) in lieu thereof.

“Rating Event” means (i) the rating of our senior, unsecured, long-term indebtedness for borrowed money that is not guaranteed by any other Person or subject to other credit enhancement (referred to herein as “Mohawk’s Senior Unsecured Debt Rating”) is lowered by at least two of the three Rating Agencies during the period, which we refer to as the Trigger Period, commencing on the earlier of the first public notice of (a) the occurrence of a Change of Control or (b) our intention to effect a Change of Control and ending 60 days following consummation of such Change of Control (which period shall be extended so long as Mohawk’s Senior Unsecured Debt Rating is under publicly announced consideration for a possible downgrade by any of the Rating Agencies) and (ii) Mohawk’s Senior Unsecured Debt Rating is rated below an Investment Grade rating by at least two of the three Rating Agencies on any day during the Trigger Period. Notwithstanding the foregoing, a Rating Event will not be deemed to have occurred in respect of a particular Change of Control (and thus will not be deemed a Rating Event for purposes of the definition of “Change of Control Triggering Event”) if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not publicly announce or confirm or inform the trustee in writing at our request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, such Change of Control (whether or not the applicable Change of Control has occurred at the time of the Rating Event). Unless at least two of the three Rating Agencies are providing Mohawk’s Senior Unsecured Debt Rating at the commencement of any Trigger Period, there will be deemed to have been a Rating Event with respect to that series of notes during that Trigger Period.

“S&P” means S&P Global Ratings, a division of S&P Global Inc., and its successors.

“Substitute Rating Agency” means a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) under the Exchange Act, selected by us (as certified by a resolution of our board of directors and reasonably acceptable to the trustee) as a replacement agency for any or all of Moody’s, S&P or Fitch, as the case may be.

“Voting Stock” solely as used in the definition of the term “Change of Control,” means, with respect to any person as of any date, the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors (or other analogous managing body) of such person.

Restrictive Covenants

The indenture shall contain the following restrictive covenants. Some of the defined terms used in the following subsections are defined below under “—Definitions for Restrictive Covenants.”

Limitations on Liens

If, after the date of the indenture, Mohawk or any Consolidated Subsidiary thereof shall incur any Debt secured by a Lien on any Principal Property or on any shares of capital stock of any Consolidated Subsidiary (in each case, whether now owned or hereafter acquired), Mohawk must secure the notes equally and ratably with (or prior to) such secured Debt, unless, after giving effect to the incurrence of such Debt and any simultaneous permanent repayment of any secured Debt, the aggregate amount of all Debt secured by a Lien on any Principal Property or on any shares of capital stock of any Consolidated Subsidiary, together with all Attributable Debt of Mohawk and its Consolidated Subsidiaries in respect of Sale and Leaseback Transactions involving Principal Properties, would not exceed 10% of the Consolidated Net Tangible Assets of Mohawk and the Consolidated Subsidiaries. The aggregate amount of all secured Debt referred to in the preceding sentence excludes any then-existing secured Debt that has been secured equally and ratably with the notes. See “—Limitations on Sale and Leaseback Transactions” below.

This restriction does not apply to, and there will be excluded from secured Debt in any computation under such restriction or under the first bullet point in the covenant “—Limitations on Sale and Leaseback Transactions” below, Debt secured by any of the following:

•

Liens on any property existing at the time of acquisition thereof (including by way of merger or consolidation); provided that any such Lien was in existence prior to the date of such acquisition, was not incurred in anticipation thereof and does not extend to any other property, and that the principal amount of Debt secured by each such Lien does not exceed the cost to Mohawk or such Consolidated Subsidiary of the property subject to the Lien, as determined in accordance with generally accepted accounting principles;

•	Liens in favor of Mohawk or a Consolidated Subsidiary;

•	Liens in favor of governmental bodies to secure progress or advance payments pursuant to any contract or provision of any statute;

•

Liens created or incurred in connection with an industrial revenue bond, industrial development bond, pollution control bond or similar financing arrangement between Mohawk or a Consolidated Subsidiary and any federal, state or municipal government or other governmental body or quasi-governmental agency;

•

Liens on property to secure all or part of the cost of acquiring, substantially repairing or altering, constructing, developing or substantially improving the property, or to secure Debt incurred for any such purpose; provided that any such Lien relates solely to the property subject to the Lien and that the principal amount of Debt secured by each such Lien was incurred concurrently with, or within 18 months of, such acquisition, repair, alteration, construction, development or improvement and does not exceed the cost to Mohawk or such Consolidated Subsidiary of the property subject to the Lien, as determined in accordance with generally accepted accounting principles; and

•

any extension, renewal or replacement of any Lien referred to above; provided that such extension, renewal or replacement Lien will be limited to the same property that secured the Lien so extended, renewed or replaced and will not exceed the principal amount of Debt so secured at the time of such extension, renewal or replacement and that such principal amount of Debt so secured shall continue to be included in the computation in the first paragraph of this covenant and under the first bullet point in the covenant “—Limitations on Sale and Leaseback Transactions” below to the extent so included at the time of such extension, renewal or replacement.

Limitations on Sale and Leaseback Transactions

Neither Mohawk nor any Consolidated Subsidiary may enter into any Sale and Leaseback Transaction involving any Principal Property unless either of the following conditions are met:

•

after giving effect thereto, the aggregate amount of all Attributable Debt with respect to Sale and Leaseback Transactions plus the aggregate amount of Debt secured by Liens incurred without equally and ratably securing the notes pursuant to the covenant “— Limitations on Liens” above would not exceed 10% of the Consolidated Net Tangible Assets of Mohawk and the Consolidated Subsidiaries; or

•

within 180 days of such Sale and Leaseback Transaction, Mohawk or such Consolidated Subsidiary applies to (a) the retirement or prepayment, and in either case, the permanent reduction, of Funded Debt of Mohawk or any Consolidated Subsidiary (including that in the case of a revolver or similar arrangement that makes credit available, such commitment is so permanently reduced by such amount) or (b) the purchase of other property that will constitute Principal Property, subject to certain limitations, an amount not less than the greater of:

•	the Net Proceeds of the Sale and Leaseback Transaction; and

•	the fair market value of the Principal Property so leased at the time of such transaction.

This restriction will not apply to any Sale and Leaseback Transaction, and there will be excluded from Attributable Debt in any computation described in this covenant or under the covenant “—Limitations on Liens” above any such transaction:

•	solely between Mohawk and a Consolidated Subsidiary or solely between Consolidated Subsidiaries;

•

financed through an industrial revenue bond, industrial development bond, pollution control bond or similar financing arrangement between Mohawk or a Consolidated Subsidiary and any federal, state or municipal government or other governmental body or quasi-governmental agency; or

•	in which the applicable lease is for a period, including renewal rights, of three years or less.

Definitions for Restrictive Covenants

“Attributable Debt” means, on the date of any determination, the present value of the obligation of the lessee for Net Rental Payments (as defined below) during the remaining term of the lease included in a Sale and Leaseback Transaction (as defined below), including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the interest rate set forth or implicit in the terms of such lease or, if not practicable to determine such rate, the weighted average interest rate per annum borne by the notes on such date of determination, in either case compounded semi-annually.

“Consolidated Net Tangible Assets” means, on the date of any determination, the aggregate amount of assets, less applicable reserves and other properly deductible items, after deducting from that net amount:

•	all current liabilities, and

•	goodwill, trademarks, trade names, patents, unamortized debt-discount and other like intangibles,

in each case as set forth on the most recently available consolidated balance sheet of Mohawk and the Consolidated Subsidiaries (as defined below), in accordance with generally accepted accounting principles.

“Consolidated Subsidiary” means a Subsidiary (as defined below) of Mohawk whose financial statements are consolidated with those of Mohawk in accordance with generally accepted accounting principles.

“Debt” means, at any time, (1) all obligations of Mohawk and each Consolidated Subsidiary, to the extent such obligations would appear as a liability upon the consolidated balance sheet of Mohawk and the Consolidated Subsidiaries, in accordance with generally accepted accounting principles, (a) for borrowed money, (b) evidenced by bonds, debentures, notes or other similar instruments, and (c) in respect of any letters of credit supporting any Debt of others, and (2) all guarantees by Mohawk or any Consolidated Subsidiary of Debt of others.

“Funded Debt” means (1) all Debt for money borrowed having a maturity of more than 12 months from the date as of which the determination is made or having a maturity of 12 months or less but by its terms being renewable or extendible beyond 12 months from such date at the option of the borrower (excluding any amount thereof included in current liabilities) and (2) all rental obligations payable more than 12 months from such date under leases that would be required to be capitalized in accordance with generally accepted accounting principles as in effect on the date of the indenture (such rental obligations to be included as Funded Debt at the amount so capitalized).

“incur” means to, directly or indirectly, issue, assume, guaranty, incur, become directly or indirectly liable with respect to (including as a result of an acquisition (by way of merger, consolidation or otherwise)), or otherwise become responsible for, contingently or otherwise.

“Lien” means any mortgage, pledge, hypothecation, encumbrance, security interest, statutory or other lien, or preference, priority or other security or similar agreement or preferential arrangement of any kind or nature whatsoever, including any conditional sale or other title retention agreement having substantially the same economic effect as any of these.

“Net Proceeds” means, with respect to a Sale and Leaseback Transaction (as defined below), the aggregate amount of cash or cash equivalents received by Mohawk or a Consolidated Subsidiary, less the sum of all payments, fees, commissions and expenses incurred in connection with such transaction, and less the amount (estimated reasonably and in good faith by Mohawk) of income, franchise, sales and other applicable taxes required to be paid by Mohawk or any Consolidated Subsidiary in connection with such transaction in the taxable year that such transaction is consummated or in the immediately succeeding taxable year, the computation of which shall take into account the reduction in tax liability resulting from any available operating losses and net operating loss carryovers, tax credits and tax credit carryforwards, and similar tax attributes.

“Net Rental Payments” means the total amount of rent payable by the lessee after excluding amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, water rates and similar charges.

“Principal Property” means any mill, manufacturing plant, warehouse or other similar facility or any parcel of real estate or group of contiguous parcels of real estate owned or leased by Mohawk or any Consolidated Subsidiary and the gross book value, without deduction of any depreciation reserves, of which on the date as of which the determination is being made exceeds 3% of Consolidated Net Tangible Assets.

“Sale and Leaseback Transaction” means any arrangement whereby Mohawk or any of its Subsidiaries has sold or transferred, or will sell or transfer, property and has or will take back a lease pursuant to which the rental payments are calculated to amortize the purchase price of the property substantially over the useful life of such property.

“Subsidiary” means any person of which Mohawk, or Mohawk and one or more Subsidiaries, or any one or more Subsidiaries, directly or indirectly own more than 50% of the Voting Stock.

Events of Default

The events of default for the notes are as specified in the accompanying prospectus under the heading “Description of Debt Securities— Events of Default.”

Modification of the Indenture

The indenture contains provisions permitting Mohawk and the trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the notes at the time outstanding, to execute supplemental indentures adding any provisions to, or changing in any manner or eliminating any of the provisions of, the indenture or any supplemental indenture with respect to the notes or modifying in any manner the rights of the holders of the notes; provided that no such supplemental indenture may, among other things as more fully described in the indenture, (1) extend the stated maturity of any note, or reduce the principal amount thereof or any premium thereon, or reduce the rate or extend the time of payment of any interest thereon, or reduce any amount payable on redemption thereof, or impair or affect the right of any holder of notes to institute suit for payment thereof or, if the notes provide therefor, any right of repayment at the option of the holders of the notes, (2) reduce the percentage of notes, the consent of the holders of which is required, for any amendment to the indenture or for any supplemental indenture or waiver under the indenture or any supplemental indenture, (3) amend or supplement the modification provision of the indenture (except to increase any required percentage of holders of notes necessary to modify or supplement the indenture), (4) cause the notes to be subordinated in right of payment to any other indebtedness, or (5) impair the right of a holder to effect a repurchase of the notes or convert any notes as may be provided in the indenture, without, in each of clauses (1) through (5) above, the consent of the holder of all notes so affected. Additionally, in certain prescribed instances, Mohawk and the trustee may execute supplemental indentures without the consent of the holders of notes and may modify and amend the indenture without the consent of the holders of notes in limited circumstances, such as clarifications and changes that would not adversely affect the holders.

Satisfaction and Discharge of Indenture

With respect to the notes, the indenture will be discharged and canceled upon the satisfaction of certain conditions, including the payment of all the notes of such series or the deposit with the trustee of cash or appropriate Government Obligations (as defined below) or a combination thereof sufficient for such payment or redemption in accordance with the indenture and the terms of the notes of such series, provided that certain specified obligations shall survive, such as, among other things, Mohawk’s obligation to pay the principal of and interest on the notes of such series.

“Government Obligations” means, unless otherwise specified pursuant to the provisions of the indenture, securities which are direct non-callable obligations of, or noncallable obligations guaranteed by, the United States of America for the payment of which obligation or guarantee the full faith and credit of the United States of America is pledged.

Defeasance and Covenant Defeasance

The notes will be subject to Legal Defeasance and Covenant Defeasance on the terms and conditions provided in the accompanying prospectus under the heading “Description of Debt Securities—Legal Defeasance and Covenant Defeasance;” provided, however, that the deposit of Government Obligations (as defined above) may be delivered to the trustee to satisfy the defeasance obligations of Mohawk.

Book-Entry Delivery and Settlement; Global Notes

The Notes will be issued as fully registered global Notes which will be deposited with, or on behalf of, DTC and registered, at the request of DTC, in the name of Cede & Co. (DTC’s partnership nominee) or such other name as may be requested by an authorized representative of DTC. For further information, see “Description of Debt Securities—Book-Entry Delivery and Settlement” in the accompanying prospectus.

Governing Law

New York law governs the indenture and will govern the notes, without regard to its conflicts of law principles.

Trustee and Paying Agent

U.S. Bank Trust Company, National Association (successor in interest to U.S. Bank National Association) will act as the trustee, paying agent, transfer agent and registrar under the indenture and the notes, until such time as a successor trustee or representative agent may be appointed. We maintain customary banking relationships with U.S. Bank Trust Company, National Association and its affiliates.

MATERIAL UNITED STATES FEDERAL TAX CONSIDERATIONS

The following is a general discussion of material U.S. federal income tax consequences of the ownership and disposition of the notes by initial holders of notes but does not purport to be a complete analysis of all the potential tax considerations. This discussion is limited to consequences relevant to a U.S. Holder (as defined below) or a non-U.S. Holder (as defined below) who purchases the notes in this offering at their original issue price (generally the first price at which a substantial amount of the notes are sold for money to the public, not including purchases by bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers) for cash and who holds such notes as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended, or the Code (generally, property held for investment), and assumes that such issue price is the price stated in this prospectus supplement. This discussion assumes that the notes are not issued with more than a de minimis amount of “original issue discount,” or OID, as that term is defined in the Code and the U.S. Treasury regulations promulgated thereunder, or the Treasury Regulations. The discussion does not cover all aspects of U.S. federal income taxation that may be relevant to, or the actual tax effect that any of the matters described herein will have on, the ownership or disposition of the notes by particular U.S. Holders or non-U.S. Holders (including the potential effects of Section 451(b) of the Code conforming the timing of certain income accruals to financial statements) and does not address the consequences under U.S. federal tax laws other than U.S. federal income tax laws, such as U.S. federal estate or gift tax laws or state, local, foreign or other tax laws. This discussion is based upon the Code, the Treasury Regulations and administrative rulings and court decisions, all as of the date hereof, and all of which are subject to change, possibly retroactively. Any such change could significantly affect the U.S. federal income tax considerations described below. This discussion does not consider any specific facts or circumstances or special tax rules that may apply to a particular holder based on its particular circumstances or status (including, for example, a bank; a financial institution; an insurance company; an individual retirement or other tax-deferred account; an S corporation; a broker-dealer or dealer or trader in securities, commodities or currencies; a tax-exempt organization; a retirement plan; a partnership or other pass-through entity and investors in such entities; an expatriate; a controlled foreign corporation, passive foreign investment company, regulated investment company or real estate investment trust and shareholders of such entities; a person that holds securities as part of a straddle, hedge, conversion transaction or other integrated investment; a corporation that accumulates earnings to avoid U.S. federal income tax; persons liable for the alternative minimum tax; investors who own directly, indirectly or constructively, 5% or more of our stock; or a government or its controlled entities). This discussion also does not address the tax consequences to persons that have a functional currency other than the U.S. dollar. We have not sought and will not seek any ruling from the Internal Revenue Service, or IRS, or opinion of counsel with respect to the statements made and the conclusions reached in this discussion, and we cannot assure you that the IRS or a court will agree with such statements and conclusions or that a court would not sustain any challenge by the IRS in the event of litigation.

If a partnership or other entity or arrangement treated as a partnership for U.S. federal income tax purposes holds the notes, the tax treatment of a partner thereof will generally depend upon the status of the partner and the activities of the partner and the partnership. Partners in a partnership holding the notes should consult their tax advisors as to the tax consequences to them of the ownership and disposition of the notes by the partnership.

THE FOLLOWING DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT A SUBSTITUTE FOR CAREFUL TAX PLANNING AND ADVICE. PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR INDEPENDENT TAX ADVISORS REGARDING THE U.S. FEDERAL TAX CONSEQUENCES OF HOLDING AND DISPOSING OF THE NOTES, AS WELL AS ANY TAX CONSEQUENCES THAT MAY ARISE UNDER THE LAWS OF ANY FOREIGN, STATE, LOCAL, OR OTHER TAXING JURISDICTION, OR DUE TO CHANGES IN TAX LAW.

U.S. Holders

The following summary applies to you only if you are a U.S. Holder (as defined below). A “U.S. Holder” is a beneficial owner of notes that is for U.S. federal income tax purposes (1) an individual citizen or resident of the

United States, (2) a corporation (or other entity classified as a corporation for U.S. federal income tax purposes) created or organized in the United States or under the laws of the United States, any state thereof, or the District of Columbia, (3) an estate whose income is includible in gross income for U.S. federal income tax purposes regardless of its source, or (4) a trust (i) whose administration is subject to the primary supervision of a United States court and which has one or more United States persons who have the authority to control all substantial decisions of the trust or (ii) if a valid election to be treated as a United States person under applicable Treasury Regulations is in effect with respect to such trust.

Additional Amounts

In certain circumstances, we may choose or be obligated to pay amounts in excess of the stated interest or principal on the notes (see “Description of Notes—Payment of Additional Amounts,” “Description of Notes—Offer to Repurchase Upon Change of Control Triggering Event,” “Description of Notes—Redemption for Tax Reasons” and “Description of Notes— Optional Redemption”). The obligation to make such payments may implicate the provisions of Treasury Regulations relating to “contingent payment debt instruments.” Under applicable Treasury Regulations, the possibility that such an amount will be paid will not affect the amount, timing or character of income recognized by a U.S. Holder with respect to the notes if, as of the date the notes were issued, there is only a remote chance that such an amount will be paid, the amount is incidental or certain other exceptions apply. Although the matter is not free from doubt, we intend to take the position that the contingencies associated with such payments on the notes should not cause the notes to be subject to the contingent payment debt instrument rules. Our determination is not, however, binding on the IRS, and if the IRS were to successfully challenge this determination, a U.S. Holder might be required to accrue interest income at a higher rate than the stated interest rate on the notes and to treat as ordinary income any gain realized on the taxable disposition of a note. The remainder of this discussion assumes that the notes will not be treated as contingent payment debt instruments. U.S. Holders are urged to consult their own tax advisors regarding the potential application to the notes of the contingent payment debt instrument rules and the consequences thereof.

Payments of Interest

Interest on a note will be “qualified stated interest,” as that term is defined in the Code and the Treasury Regulations, and generally will be taxable to a U.S. Holder as ordinary income at the time it is received or accrued in accordance with the U.S. Holder’s method of accounting for U.S. federal income tax purposes. It is anticipated, and this discussion assumes, that the notes will be issued with no more than a de minimis amount of OID. However, if the notes are issued with more than a de minimis amount of OID, a U.S. Holder generally will be required to include any OID in income (as interest) as it accrues, regardless of the U.S. Holder’s regular method of accounting for U.S. federal income tax purposes, using a constant yield method, before such U.S. Holder receives any payment attributable to such income. See the discussion below under “ —Information Reporting and Backup Withholding” regarding certain information we may be required to provide to the IRS with respect to payments to U.S. Holders and circumstances under which we may be required to withhold U.S. federal income tax on payments to U.S. Holders.

Sale, Exchange, Retirement, Redemption or Other Taxable Disposition of Notes

In general, a U.S. Holder will recognize gain or loss upon the sale, exchange, redemption or other taxable disposition of the notes measured by the difference between (1) the amount of cash and the fair market value of property received (except to the extent such cash or property is attributable to accrued but unpaid interest, which is treated as interest, as described above, to the extent not previously included in income) and (2) the U.S. Holder’s adjusted tax basis in the notes. A U.S. Holder’s adjusted tax basis in the notes generally will equal the cost of the notes to the U.S. Holder, less any principal payments received by such U.S. Holder.

Gain or loss recognized on the sale, exchange, redemption, retirement or other taxable disposition of a note generally will be capital gain or loss. Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. Holder has held the note for more than one year at the time of disposition. A non-corporate U.S. Holder generally will be eligible for reduced rates of taxation on any long-term capital gain recognized. Deductions for capital losses are subject to limitations.

Additional Tax on Net Investment Income

Certain U.S. Holders that are individuals, estates or trusts are subject to a 3.8% tax on all or a portion of their “net investment income,” which will generally include their interest income and net gains from a disposition of the notes, unless such interest income or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). Prospective investors should consult their own tax advisors regarding the applicability of this tax in their particular circumstances in respect of their investment in the notes.

Information Reporting and Backup Withholding

In general, information reporting requirements will apply to payments of principal and stated interest on the notes and to the proceeds of the sale or other disposition (including a retirement or redemption) of a note paid to a U.S. Holder unless such U.S. Holder is an exempt recipient (such as a corporation) and, when required, provides evidence of such exemption. The payor (which may be us or an intermediate payor) will be required to impose backup withholding on such payments if: (i) the U.S. Holder fails to furnish an accurate taxpayer identification number or to establish an exemption from backup withholding; (ii) the IRS notifies the payor that the taxpayer identification number furnished by the U.S. Holder is incorrect; (iii) there has been a “notified payee underreporting” described in Section 3406(c) of the Code; or (iv) the U.S. Holder has not certified under penalties of perjury that it has furnished a correct taxpayer identification number, that it is a U.S. person, and that the IRS has not notified such U.S. Holder that it is subject to backup withholding under the Code.

Backup withholding is not an additional tax. Any amount withheld under the backup withholding rules may be refunded or credited against the U.S. Holder’s U.S. federal income tax liability, provided that the required information is timely furnished to the IRS. Holders should consult their own tax advisors regarding the effect, if any, of these rules on their particular situation.

Non-U.S. Holders

The following summary applies to you if you are a beneficial holder of a note and you are neither a U.S. Holder nor an entity or arrangement classified as a partnership for U.S. federal tax purposes. We refer to any such person as a “non-U.S. Holder.”

United States Federal Withholding Tax

Subject to the discussion below regarding backup withholding and FATCA (as defined below), U.S. federal withholding tax will not apply to payments of principal of and stated interest on a non-U.S. Holder’s notes under the “portfolio interest” exception of the Code, provided that in the case of stated interest, such stated interest is not effectively connected with the non-U.S. Holder’s conduct of a trade or business within the United States and such non-U.S. Holder:

•

does not, actually or constructively, own 10% or more of the total combined voting power of all classes of our stock entitled to vote within the meaning of Section 871(h)(3) of the Code and the Treasury Regulations thereunder;

•	is not a controlled foreign corporation for U.S. federal income tax purposes that is related, directly or indirectly, to us through sufficient stock ownership (as provided in the Code);

•	is not a bank receiving interest described in Section 881(c)(3)(A) of the Code; and

•

provides a signed written statement, on an IRS Form W-8BEN, IRS Form W-8BEN-E or other applicable form that can reliably be related to such non-U.S. Holder, certifying under penalties of perjury that it is not a “United States person” within the meaning of the Code, and providing its name and address to:

(i)	us or our paying agent; or

(ii)

a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business and holds such non-U.S. Holder’s notes on its behalf and that certifies to us or our paying agent under penalties of perjury that it, or the bank or financial institution between such institution and it, has received from it a signed, written statement and provides us or our paying agent with a copy of this statement.

The applicable Treasury Regulations provide alternative methods for satisfying the foregoing certification requirement. In addition, under these Treasury Regulations, special rules apply to pass-through entities and their beneficial owners.

If a non-U.S. Holder cannot satisfy the requirements of the “portfolio interest” exception described above, payments of stated interest made to it will be subject to 30% U.S. federal withholding tax unless it provides the applicable withholding agent with a properly executed (1) IRS Form W-8ECI (or other applicable form) stating that interest paid on its notes is not subject to withholding tax because it is effectively connected with its conduct of a trade or business within the United States, or (2) IRS Form W-8BEN, IRS Form W-8BEN-E or other applicable form claiming an exemption from or a reduction in this withholding tax under an applicable income tax treaty.

Any gain recognized upon a sale, exchange, redemption or other taxable disposition of notes by a non-U.S. Holder (other than any amount representing accrued but unpaid stated interest, which is treated as described immediately above) generally will not be subject to U.S. federal withholding tax.

United States Federal Income Tax

Except for the possible application of U.S. federal withholding tax discussed above, and subject to the discussion below regarding backup withholding and FATCA, a non-U.S. Holder generally will not have to pay U.S. federal income tax on payments of principal of and stated interest on its notes or on any gain realized from (or accrued stated interest treated as received in connection with) a sale, exchange, redemption or other taxable disposition of its notes unless:

•

in the case of stated interest payments or disposition proceeds representing accrued stated interest, it cannot satisfy the requirements of the “portfolio interest” exception described above (and its U.S. federal income tax liability has not otherwise been fully satisfied through the U.S. federal withholding tax described above);

•

in the case of gain, the non-U.S. Holder is an individual who is present in the United States for 183 days or more during the taxable year of the disposition and specific other conditions are met (in which case, except as otherwise provided by an applicable income tax treaty, the gain, which may be offset by United States-source capital losses, generally will be subject to a flat 30% U.S. federal income tax, even though such individual is not considered a resident alien under the Code); or

•

any stated interest or gain is effectively connected with its conduct of a trade or business within the United States and, if required by an applicable income tax treaty, is attributable to a United States “permanent establishment” the non-U.S. Holder maintains.

If a non-U.S. Holder is engaged in a trade or business within the United States, and stated interest or gain in respect of its notes is effectively connected with the conduct of its trade or business (and, if required by an applicable income tax treaty, is attributable to a United States “permanent establishment” it maintains), the stated

interest or gain generally will be subject to U.S. federal income tax on a net basis at the regular rates and in a similar manner applicable to a U.S. Holder (although the stated interest will be exempt from the withholding tax discussed in the preceding paragraphs if such non-U.S. Holder provides to the applicable withholding agent a properly executed IRS Form W-8ECI (or other applicable form) on or before any payment date to claim the exemption). In addition, if the non-U.S. Holder is a corporation, it may be subject to a branch profits tax equal to 30% of its effectively connected earnings and profits for the taxable year, as adjusted for certain items, unless a lower rate applies under an applicable income tax treaty.

Information Reporting and Backup Withholding

Backup withholding and certain information reporting will not apply to payments made on the notes to a non-U.S. Holder if it has provided to the applicable withholding agent the required certification that it is not a “United States person” within the meaning of the Code as described in “—United States Federal Withholding Tax” above, provided that the applicable withholding agent does not have actual knowledge, or reason to know, that such non-U.S. Holder is a United States person. However, the applicable withholding agent may be required to report to the IRS and to the non-U.S. Holder payments of stated interest on the notes and the amount of U.S. federal income tax, if any, withheld with respect to those payments. Copies of the information returns reporting such stated interest payments and any withholding may also be made available to the tax authorities in the country in which the non-U.S. Holder resides under the provisions of a treaty or agreement.

The gross proceeds from a sale, exchange, redemption or other taxable disposition of notes by a non-U.S. Holder may be subject, in certain circumstances discussed below, to information reporting and backup withholding. If a non-U.S. Holder sells its notes outside the United States through a non-United States office of a non-United States broker and the sales proceeds are paid to it outside the United States, then the United States backup withholding and information reporting requirements generally will not apply to that payment. However, United States information reporting, but not backup withholding, will apply to a payment of sales proceeds, even if that payment is made outside the United States, if a non-U.S. Holder sells its notes through a non-United States office of a broker that is a “United States person” (as defined in the Code) or has certain enumerated connections with the United States, unless the broker has documentary evidence in its files that the non-U.S. Holder is not a United States person and certain other conditions are met or the non-U.S. Holder otherwise establishes an exemption. If a non-U.S. Holder receives payment of the proceeds from a sale of its notes to or through a United States office of a broker, the payment is subject to both United States backup withholding and information reporting unless it provides an IRS Form W-8BEN, IRS W-8BEN-E or other applicable form certifying that it is not a United States person or it otherwise establishes an exemption, provided that the broker does not have actual knowledge, or reason to know, that such non-U.S. Holder is a United States person or that the conditions of any other exemption are not, in fact, satisfied.

A non-U.S. Holder should consult its own tax advisor regarding application of the backup withholding rules in its particular circumstance and the availability of and procedure for obtaining an exemption from backup withholding. Backup withholding is not an additional tax. Any amount withheld under the backup withholding rules may be refunded or credited against the non-U.S. Holder’s U.S. federal income tax liability, provided that the required information is timely furnished to the IRS. Non-U.S. Holders should consult their own tax advisors regarding the effect, if any, of these rules on their particular situation.

FATCA

Sections 1471 through 1474 of the Code, the Treasury Regulations promulgated thereunder and IRS administrative guidance (commonly referred to as “FATCA”) generally impose withholding at a rate of 30% in certain circumstances on withholdable payments, including payments of U.S.-source income (including interest) and, subject to discussions below, gross proceeds from the sale or other disposal of property that can produce U.S.-source interest, as well as certain “foreign passthru payments” to the extent such payments are treated as attributable to certain U.S.-source payments, to certain financial institutions (including investment funds), unless such institution (i) enters into, and complies with, an agreement with the IRS to report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution that are owned by certain U.S. persons or by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments, or (ii) if required under an intergovernmental agreement between the United States and an applicable foreign country, reports such information to its local tax authority, which will exchange such information with the U.S. authorities. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. Accordingly, the entity through which the notes are held will affect the determination of whether FATCA withholding is required. Similarly, withholdable payments to an investor that is a non-financial non-U.S. entity that does not qualify under certain exemptions generally will be subject to withholding at a rate of 30%, unless such entity either (x) certifies that such entity does not have any “substantial United States owners” or (y) provides certain information regarding the entity’s “substantial United States owners,” which the payor will in turn be required to provide to the United States Department of the Treasury. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. Current provisions of the Code, Treasury Regulations, and administrative guidance that govern FATCA treat gross proceeds from a sale or other disposal of debt obligations that can produce U.S.-source interest as subject to FATCA withholding on or after January 1, 2019. However, proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers and withholding agents may (but are not required to) rely on these proposed Treasury Regulations until final Treasury Regulations are issued. With respect to “foreign passthru payments,” obligations issued prior to the date that is two years after the date on which applicable final Treasury Regulations defining “foreign passthru payments” are filed generally would be “grandfathered” unless such obligations are materially modified after such date. As of the date of this prospectus supplement, applicable final Treasury Regulations have not been filed. Both U.S. Holders and non-U.S. Holders should consult their own tax advisors regarding the possible implications of these rules on an investment in the notes.

UNDERWRITING (CONFLICT OF INTEREST)

Subject to the terms and conditions set forth in an underwriting agreement dated September 11, 2023, among us, BofA Securities, Inc., J.P. Morgan Securities LLC and Mizuho Securities USA LLC, as representatives of each of the underwriters named below, we have agreed to sell to the underwriters, and each of the underwriters, severally and not jointly, has agreed to purchase from us, the aggregate principal amount of the notes set forth opposite its name below:

Underwriters	Principal Amount of Notes
BofA Securities, Inc.	$78,000,000
J.P. Morgan Securities LLC	78,000,000
Mizuho Securities USA LLC	78,000,000
BNP Paribas Securities Corp.	64,500,000
Wells Fargo Securities, LLC	64,500,000
UniCredit Capital Markets LLC	64,500,000
U.S. Bancorp Investments, Inc.	64,500,000
Barclays Capital Inc.	60,000,000
Goldman Sachs & Co. LLC	18,000,000
Scotia Capital (USA) Inc.	18,000,000
KBC Securities USA LLC	12,000,000

Total	$600,000,000

The underwriters have agreed, subject to the terms and conditions of the underwriting agreement, to purchase all of the notes being sold if any of the notes being sold are purchased. In the event of a default by an underwriter, the underwriting agreement provides that, in certain circumstances, the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.

We have agreed to indemnify the several underwriters against certain liabilities, including certain liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

We have agreed not to, directly or indirectly, offer, sell, contract to sell or otherwise dispose of, any U.S. dollar denominated debt securities similar to the notes until the business day following the date the notes are issued, except with the prior written consent of BofA Securities, Inc., J.P. Morgan Securities LLC and Mizuho Securities USA LLC.

The notes are being offered by the several underwriters, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of certain legal matters by counsel for the underwriters and certain other conditions. The underwriters reserve the right to withdraw, cancel or modify such offer and to reject orders in whole or in part.

The underwriters propose initially to offer the notes to the public at the public offering price set forth on the cover page of this prospectus supplement, and to certain dealers at such price less a concession not in excess of 0.350% of the principal amount of the notes. The underwriters may allow, and such dealers may reallow, a discount not in excess of 0.250% of the principal amount of the notes to certain other dealers. After the initial public offering of the notes, the underwriters may change the offering price, concession, discount and other selling terms.

The following table shows the underwriting discounts and commissions that we will pay to the underwriters in connection with this offering of notes (expressed as a percentage of the principal amount of the notes):

Paid by Us
Per note	0.600%

We estimate that the expenses of the offering, excluding the underwriting discount, will be approximately $1.9 million and will be payable by us.

The notes are a new issue of securities with no established trading market. We do not intend to apply for listing of the notes on any national securities exchange or for quotation of the notes on any automated dealer quotation system. We have been advised by the underwriters that they presently intend to make a market in the notes after consummation of the offering contemplated hereby, although they are under no obligation to do so and may discontinue any market-making activities at any time without notice. We cannot assure the liquidity of the trading market for the notes or that an active public market for the notes will develop. If an active public trading market for the notes does not develop, the market price and liquidity of the notes may be adversely affected.

We expect to deliver the notes against payment for the notes on the fifth business day following the date of the pricing of the notes, which we refer to as T+5. Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to a trade expressly agree otherwise. Accordingly, investors who wish to trade notes on the date of pricing or the next two succeeding business days will be required, by virtue of the fact that the notes initially will settle in T+5, to specify alternative settlement arrangements to prevent a failed settlement.

The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the stabilizing manager has repurchased notes sold by or for the account of such underwriter in stabilizing or short covering transactions.

Any of these activities may have the effect of preventing or retarding a decline in the market price of the notes. They may also cause the price of the notes to be higher than the price that otherwise would exist in the open market in the absence of these transactions. The underwriters may conduct these transactions in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

Conflict of Interest

As described in “Use of Proceeds,” the net proceeds of this offering may be used to repay a portion of our outstanding indebtedness. Certain of the underwriters and their affiliates may therefore receive 5% or more of the net proceeds of this offering due to the repayment of such indebtedness. Therefore, such underwriters are deemed to have a conflict of interest within the meaning of FINRA Rule 5121. Accordingly, this offering will be conducted in accordance with FINRA Rule 5121. In accordance with that rule, no “qualified independent underwriter” is required because the notes offered are “investment grade rated,” as that term is defined in the rule.

Other Relationships

The underwriters have performed commercial banking, investment banking and advisory services for us from time to time, for which they have received customary fees and expenses. The underwriters may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business. In addition, affiliates of the underwriters are lenders under our senior credit facilities. Bank of America, N.A. is administrative agent under each of our senior credit facilities. In addition, U.S. Bancorp Investments, Inc., one of the underwriters, is an affiliate of the trustee.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. Certain of the underwriters or their affiliates that have a lending relationship with us routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling Restrictions

Other than in the United States, to the best of our knowledge, no action has been taken by us or the underwriters that would permit a public offering of the notes in any jurisdiction where action for that purpose is required. The notes may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such notes be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering of the notes and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any notes offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.

Sales of notes in the United States by any underwriter that is not a broker-dealer registered with the SEC will be made only through one or more SEC-registered broker-dealers in compliance with applicable securities laws and the rules of the Financial Industry Regulatory Authority, Inc.

European Economic Area

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area, or EEA. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (11) of Article 4(1) of Directive 2014/65/EU, or, as amended, MiFID II; or (ii) a customer within the meaning of Directive 2016/97/EU, or, as amended, the Insurance Distribution Directive, where that customer would not qualify as a professional client, as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor, as defined in Regulation 2017/1129/EU, or, as amended, the Prospective Regulation. Consequently, no key information document required by Regulation (EU) No 1286/2014, or, as amended, the PRIIPs Regulation, for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of notes in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of notes. This prospectus supplement and the accompanying prospectus are not a prospectus for the purposes of the Prospectus Regulation.

This European Economic Area selling restriction is in addition to any other selling restrictions that may be imposed by individual Member States of the EEA and set out elsewhere in this prospectus supplement.

United Kingdom

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom, or the UK. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) 2017/565 as it forms part of domestic law in the UK by virtue of the EUWA; or (ii) a customer within the meaning of any rules or regulations made under the Financial Services and Markets Act 2000 to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law in the UK by virtue of the EUWA; or (iii) not a qualified investor, as defined in Article 2 of Regulation (EU) No 2017/1129 as it forms part of domestic law in the UK by virtue of the EUWA, or the UK Prospectus Regulation. Consequently, no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA, or the UK PRIIPs Regulation, for offering or selling the notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation. This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of the notes in the UK will be made pursuant to an exemption under the UK Prospectus Regulation from the requirement to produce a prospectus for offers of notes. This prospectus supplement and the accompanying prospectus are not a prospectus for the purposes of the UK Prospectus Regulation.

The communication of this prospectus supplement, the accompanying prospectus and any other document or materials relating to the issue of the notes offered hereby is not being made, and such documents and/or materials have not been approved, by an authorized person for the purposes of section 21 of the United Kingdom’s Financial Services and Markets Act 2000, or, as amended, the FSMA. Accordingly, such documents and/or materials are not being distributed to, and must not be passed on to, the general public in the UK. The communication of such documents and/or materials as a financial promotion is only being made to and directed at persons outside the UK and those persons in the UK who are “qualified investors” within the meaning of Article 2(e) of the UK Prospectus Regulation, and who are also (i) persons falling within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, or, as amended, the Financial Promotion Order), or (ii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Financial Promotion Order. We refer to each such person as a “relevant person”. In the UK, the notes offered hereby are only available to, and any investment or investment activity to which this prospectus supplement and the accompanying prospectus relates will be engaged in only with, relevant persons. Any person in the UK that is not a relevant person should not act or rely on this prospectus supplement or the accompanying prospectus or any of their contents.

Each underwriter has represented, warranted and agreed that:

•

it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA), received by it in connection with the issue or sale of the notes, which are the subject of the offering contemplated by this prospectus supplement, in circumstances in which Section 21(1) of the FSMA does not apply to us; and

•	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the UK.

Notice to Prospective Investors in Canada

The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Switzerland

This prospectus supplement and the accompanying prospectus are not intended to constitute an offer or solicitation to purchase or invest in the notes. The notes may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act, or FinSA, and no application has or will be made to admit the notes to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement, the accompanying prospectus, nor any other offering or marketing material relating to the notes constitutes a prospectus pursuant to the FinSA, and neither this prospectus supplement, the accompanying prospectus, nor any other offering or marketing material relating to the notes may be publicly distributed or otherwise made publicly available in Switzerland.

Hong Kong

The notes have not been and may not be offered or sold in Hong Kong by means of any document other than (i) to “professional investors,” as defined in the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong), or SFO, and any rules made thereunder, or (ii) in other circumstances which do not result in the document being a “prospectus,” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32, Laws of Hong Kong), or which do not constitute an offer to the public within the meaning of that Ordinance, and no advertisement, invitation or document relating to the notes has been or may be issued or has been or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors,” as defined in the SFO and any rules made thereunder.

Japan

The notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan, or the Financial Instruments and Exchange Law, and each underwriter has agreed that it will not offer or sell any notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the benefit of, a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Singapore

This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement, the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of

Singapore, or the SFA, (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is: (a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable for six months after that corporation or that trust has acquired the notes pursuant to an offer made under Section 275 of the SFA except: (1) to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA, (2) where no consideration is given for the transfer, (3) where the transfer is by operation of law, (4) as specified in Section 276(7) of the SFA or (5) as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018 of Singapore.

Singapore Securities and Futures Act Product Classification—Solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the SFA, the issuer has determined, and hereby notifies all relevant persons (as defined in Section 309A of the SFA) that the notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

LEGAL MATTERS

Certain legal matters with respect to the notes will be passed upon for us by Alston & Bird LLP, Atlanta, Georgia. Certain legal matters in connection with the offering will be passed upon for the underwriters by Davis Polk & Wardwell LLP, New York, New York.

EXPERTS

The consolidated financial statements of Mohawk Industries, Inc. and subsidiaries as of December 31, 2022 and 2021, and for each of the years in the three-year period ended December 31, 2022, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2022, have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PROSPECTUS

MOHAWK INDUSTRIES, INC.

Debt Securities

Guarantees of Debt Securities

Common Stock

Preferred Stock

Depositary Shares

Warrants

Purchase Contracts

Units

MOHAWK CAPITAL FINANCE S.A.

Debt Securities

From time to time, Mohawk Industries, Inc., or Mohawk, may offer and sell debt securities (which may be issued in one or more series), guarantees of debt securities, common stock, preferred stock (which may be issued in one or more series), depositary shares, warrants, purchase contracts and units that include any of these securities. From time to time, Mohawk Capital Finance S.A., or Mohawk Capital Finance, may offer and sell debt securities (which may be issued in one or more series), and Mohawk will fully and unconditionally guarantee the payment of principal of, and premium (if any) and interest on, such debt securities.

We may offer and sell these securities from time to time in amounts, at prices and on terms that will be determined at the time of the applicable offering. We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. This prospectus describes some of the general terms that may apply to these securities. The specific terms of any securities to be offered will be described in a supplement to this prospectus. This prospectus may not be used to consummate sales of these securities unless it is accompanied by a prospectus supplement. You should read this prospectus and any supplement carefully before you decide to invest.

Mohawk’s common stock is listed on the New York Stock Exchange and trades under the ticker symbol “MHK.” Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.

Investing in our securities involves risk. You should carefully consider the information referred to under the heading ”Risk Factors” beginning on page 4 before you invest.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 28, 2023.

1

You should rely only on the information contained in this prospectus or any accompanying prospectus supplement, including the information incorporated by reference herein, as described under “Incorporation of Certain Information by Reference,” or any free writing prospectus that we prepare and distribute. We have not authorized anyone to provide you with any information different from that contained in, or incorporated by reference into, this prospectus or any accompanying prospectus supplement or any free writing prospectus. This prospectus, any accompanying prospectus supplement and any free writing prospectus may be used only for the purposes for which they have been published, and no person has been authorized to give any information not contained in, or incorporated by reference into, this prospectus and the accompanying prospectus supplement or any free writing prospectus. If you receive any other information, you should not rely on it. You should not assume that the information contained in this prospectus, the applicable prospectus supplement or any other offering material is accurate as of any date other than the date on the cover page of those documents. Our business, financial condition, results of operations and prospects may have changed since that date. We are not making an offer of these securities in any jurisdiction where the offer is not permitted.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide a prospectus supplement, together with this prospectus, that will contain specific information about the terms of that offering and the manner in which the securities will be offered. The prospectus supplement may also add to, update, modify or supersede the information contained in this prospectus. If information varies between this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement. We urge you to read this prospectus, the prospectus supplement and other offering material together with additional information described under the heading “Incorporation of Certain Information By Reference.”

In this prospectus, we refer to debt securities, common stock, preferred stock, warrants, purchase contracts and units collectively as the “securities.” The terms “we,” “our,” “ours,” “us” and the “Company” refer to Mohawk Industries, Inc. and our consolidated subsidiaries, except where specifically indicated otherwise.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our filings with the SEC, including this registration statement on Form S-3, are available to the public through the SEC’s Internet site at http://www.sec.gov and through the New York Stock Exchange, 20 Broad Street, New York, New York 10005, on which our common stock is listed.

We have filed with the SEC a registration statement on Form S-3 relating to the securities covered by this prospectus and any prospectus supplement. This prospectus is a part of the registration statement and does not contain all the information in the registration statement. Whenever a reference is made in this prospectus or any prospectus supplement to a contract or other document, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC’s rules allow us to incorporate by reference information into this prospectus. This means that we can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this prospectus from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.

We incorporate by reference into this prospectus the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

•	our Annual Report on Form 10-K for the year ended December 31, 2022;

•	the portions of our definitive Proxy Statement for our 2023 Annual Meeting of Stockholders that are incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2022;

•	our Current Report on Form 8-K filed with the SEC on January 17, 2023;

•

the description of our common stock contained in  Exhibit 4.9 to our Annual Report on Form  10-K for the fiscal year ended December 31, 2022, and as amended by any subsequent amendment or any report filed for the purpose of updating such description; and

•

all documents filed by us under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, on or after the date of this prospectus and before the termination of this offering of securities.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all of the information that has been incorporated by reference into this prospectus, excluding exhibits to those documents, unless they are specifically incorporated by reference into those documents. These documents are available on our website at http://www.mohawkind.com. You can also request those documents from our Corporate Secretary at the following address and telephone number:

Mohawk Industries, Inc.

160 South Industrial Boulevard

Calhoun, Georgia 30701

(706) 629-7721

Except as expressly provided above, no other information, including information on our website, is incorporated by reference into this prospectus.

FORWARD-LOOKING STATEMENTS

Certain of the statements in this prospectus and the documents incorporated by reference in this prospectus, particularly those anticipating future performance, business prospects, growth and operating strategies, and similar matters, and those that include the words “could,” “should,” “believes,” “anticipates,” “expects” and “estimates” or similar expressions constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, for which Mohawk claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

There can be no assurance that the forward-looking statements will be accurate because they are based on many assumptions, which involve risks and uncertainties. The following important factors could cause future results to differ: changes in economic or industry conditions; competition; inflation and deflation in freight, raw material prices and other input costs; inflation and deflation in consumer markets; currency fluctuations; energy costs and supply; timing and level of capital expenditures; timing and implementation of price increases for the

Company’s products; impairment charges; integration of acquisitions; international operations; introduction of new products; rationalization of operations; taxes and tax reform; product and other claims; litigation; the risks and uncertainty related to the COVID-19 pandemic; regulatory and political changes in the jurisdictions in which the Company does business; and other risks identified in Mohawk’s SEC reports and public announcements. See “Risk Factors” below for further information regarding these and other important factors that could cause our actual results to differ materially from those contemplated by our forward-looking statements.

Our forward-looking statements contained herein speak only as of the date of this prospectus or, in the case of any document incorporated by reference into this prospectus, the date of that document. We make no commitment to revise or update any forward-looking statements to reflect events or circumstances after the date any such statements are made except as required by law.

MOHAWK INDUSTRIES, INC.

Mohawk is a leading global flooring manufacturer that creates products to enhance residential and commercial spaces around the world. Mohawk’s vertically integrated manufacturing and distribution processes provide competitive advantages in carpet, rugs, ceramic tile, laminate, wood, stone, luxury vinyl tile (“LVT”) and sheet vinyl flooring. Our industry-leading innovation develops products and technologies that differentiate our brands in the marketplace and satisfy all flooring-related remodeling and new construction requirements. Our brands are among the most recognized in the industry and include American Olean®, Daltile®, Durkan®, Eliane®, Feltex®, Godfrey Hirst®, IVC Commercial®, IVC Home®, Karastan®, Kerama Marazzi®, Marazzi®, Moduleo®, Mohawk®, Pergo®, Quick-Step® and Unilin®. During the past two decades, Mohawk has transformed its business from an American carpet manufacturer into the world’s largest flooring company with operations in Australia, Brazil, Canada, Europe, India, Malaysia, Mexico, New Zealand, Russia, the United Kingdom and the United States.

Our principal executive offices are located at 160 South Industrial Boulevard, Calhoun, Georgia 30701, and our telephone number is (706) 629-7721. Our website can be accessed at www.mohawkind.com. The contents of our website are not part of this prospectus or any accompanying prospectus.

MOHAWK CAPITAL FINANCE S.A.

Mohawk Capital Finance serves as a finance subsidiary to provide financing for Mohawk through the issuance of debt securities. The principal address of Mohawk Capital Finance is 10B, rue des Mérovingiens, L-8070 Bertrange, Grand Duchy of Luxembourg, registered with the Luxembourg Trade and Companies’ Register under number B217592, and its telephone number is (+352) 2700 4181.

There are no separate financial statements of Mohawk Capital Finance in this prospectus, as permitted by SEC rules. We do not believe such financial statements would be helpful because:

•

Mohawk Capital Finance is a wholly owned subsidiary of Mohawk, and the financial information of Mohawk Capital Finance is included in the consolidated financial statements and financial information of Mohawk, which is filed under the Exchange Act.

•	Mohawk Capital Finance does not have any independent operations other than providing for the ongoing financing needs of Mohawk.

•	The obligations of Mohawk Capital Finance will be fully and unconditionally guaranteed by Mohawk.

•	Mohawk Capital Finance is not, and will not become, subject to the information reporting requirements of the Exchange Act.

RISK FACTORS

Our operations are subject to a number of risks. When considering an investment in our securities, you should carefully read and consider the risk factors included in our most recent annual report on Form 10-K as supplemented by our quarterly reports on Form 10-Q and other reports we file with the SEC, each of which is incorporated herein by reference, and those specific risk factors that may be included in the applicable prospectus supplement, together with all of the other information presented in this prospectus, any prospectus supplement and the documents we incorporate by reference. If any of the events described in those risk factors actually occurs, our business, financial condition or operating results, as well as the market price of our securities, could be materially adversely affected.

USE OF PROCEEDS

Unless otherwise specified in the applicable prospectus supplement, we intend to use the net proceeds from the sale of securities for general corporate purposes, which may include:

•	working capital;

•	capital expenditures;

•	acquisitions of or investments in businesses or assets;

•	redemption and repayment of short-term or long-term borrowings;

•	purchases of our common stock; and

•	other general corporate purposes.

Pending application of the net proceeds, we may temporarily invest the net proceeds in short-term marketable securities.

DESCRIPTION OF DEBT SECURITIES

The following description of the debt securities is a summary of the general terms and provisions of the debt securities. This summary may not contain all of the information that is important to you and is qualified in its entirety by reference to the applicable indenture and its associated documents, including the form of note. We have filed the indentures or forms thereof with the SEC as exhibits to the registration statement of which this prospectus forms a part. See “Where You Can Find More Information” for information on how to obtain copies of them. The specific terms and provisions of any series of debt securities will be described in the applicable prospectus supplement. If so described in a prospectus supplement, the terms and provisions of that series of debt securities may differ from the general description of terms and provisions presented below.

Please note that in this section titled “Description of Debt Securities,” references to “we,” “our” and “us” refer either to Mohawk or to Mohawk Capital Finance, as the case may be, as the issuer of the applicable securities of debt securities and not to any subsidiaries, unless the context requires otherwise. Also, in this section, references to “holders” mean those who own debt securities registered in their own names on the books that we or the trustee maintain for this purpose and not those who own beneficial interests in debt securities registered in street name or in debt securities issued in book-entry form through one or more depositaries. Owners of beneficial interests in the debt securities should read the section titled “—Book-Entry Delivery and Settlement.”

General

Either Mohawk or Mohawk Capital Finance may issue debt securities. When describing any debt securities below, references to “we,” “us” or “our” refer to the issuer of those securities.

The debt securities of Mohawk and of Mohawk Capital Finance may be either senior or senior subordinated debt securities, as described in greater detail below. When we refer to “senior debt securities,” we mean both the senior debt securities of Mohawk and the senior debt securities of Mohawk Capital Finance unless the context requires otherwise. When we refer to “senior subordinated debt securities,” we mean the senior subordinated debt securities of Mohawk and the senior subordinated debt securities of Mohawk Capital Finance unless the context requires otherwise. When we refer to “debt securities,” we mean both the senior debt securities and the senior subordinated debt securities, unless the context requires otherwise. When we refer to a series of debt securities, we mean a series issued under the applicable indenture, as described below. When we refer to the prospectus supplement, we mean the prospectus supplement describing the specific terms of the debt security you purchase. The terms used in the prospectus supplement have the meanings described in this prospectus, unless otherwise specified.

We are not limited in the amount of debt securities that we may issue, and we may issue as many distinct series of debt securities as we wish. Additionally, the provisions of each indenture allow us to “reopen” a previous issue of a series of debt securities and issue additional debt securities of that series.

Senior or Senior Subordinated Debt Securities

The senior debt securities of Mohawk and Mohawk Capital Finance will be issued under the applicable indenture, as described in “—Indentures” below, and will rank equally with all the other senior and unsubordinated debt of Mohawk or Mohawk Capital Finance, as the case may be.

The senior subordinated debt securities of Mohawk and Mohawk Capital Finance will be issued under the applicable indenture, as described below, and payment of the principal of, and premium (if any) and interest on, the senior subordinated debt securities will be junior in right of payment to the prior payment in full of all of Mohawk’s or Mohawk Capital Finance’s “senior indebtedness,” as defined in the applicable indenture. The prospectus supplement for any series of senior subordinated debt securities will set forth the subordination terms of such debt securities, as well as the aggregate amount of senior indebtedness outstanding as of the end of the issuer’s most recent fiscal quarter. The prospectus supplement will also set forth limitations, if any, on the issuance of additional senior indebtedness. Mohawk’s senior indebtedness is, and any additional indebtedness of Mohawk will be, structurally subordinate to the indebtedness of Mohawk Capital Finance. Mohawk Capital Finance’s indebtedness is, and any additional indebtedness of Mohawk Capital Finance will be, structurally senior to any indebtedness of Mohawk (except to the extent that Mohawk Capital Finance guarantees such indebtedness and solely to the extent of such guarantee).

Indentures

Mohawk’s senior debt securities and senior subordinated debt securities are governed by an indenture, which is a contract between Mohawk, as the issuer of the debt securities, and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association), as trustee. The trustee has two main roles:

•	First, the trustee can enforce your rights against us if we default. There are some limitations on the extent to which the trustee acts on your behalf, which we describe under “—Events of Default.”

•	Second, the trustee performs administrative duties for us, such as sending interest payments and notices.

The senior debt securities of Mohawk Capital Finance and the senior subordinated debt securities of Mohawk Capital Finance will each be governed by an indenture—a senior debt indenture, in the case of senior debt securities, and a senior subordinated debt indenture, in the case of senior subordinated debt securities. Each indenture is a contract between (i) Mohawk Capital Finance as issuer of the debt securities, (ii) Mohawk as guarantor, and (iii) U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association), as trustee. The indentures governing the debt securities of Mohawk Capital Finance are substantially identical, except for the provisions relating to subordination, which are included only in the senior subordinated debt indenture.

Under each of the indentures that govern the debt securities of Mohawk Capital Finance, Mohawk will fully and unconditionally guarantee, jointly and severally, to each holder of debt securities, the full and prompt performance of Mohawk Capital Finance’s obligations under the indenture and the debt securities, including the payment of principal of, and premium (if any) and interest on, the debt securities. The guarantee of any senior subordinated debt securities by Mohawk will be subordinated to the senior indebtedness of Mohawk on the same basis as such senior subordinated debt securities are subordinated to the senior indebtedness of Mohawk Capital Finance. The prospectus supplement will describe any additional terms of the guarantee. See “Description of Guarantees.”

Terms Contained in the Prospectus Supplement

The prospectus supplement will contain the terms relating to the specific series of debt securities being offered. The prospectus supplement will include some or all of the following:

•	whether the issuer of the debt securities is Mohawk or Mohawk Capital Finance;

•	the title of the debt securities and whether they are senior debt securities or senior subordinated debt securities;

•	any limit on the aggregate principal amount of debt securities of such series;

•

if the debt securities of the series will be secured by any collateral and, if so, a general description of the collateral and the terms and provisions of such collateral security, pledge or other agreements;

•	the date or dates on which the principal of any debt securities is payable;

•	the rate or rates at which any debt securities of the series will bear interest, if any, and the date or dates from which any such interest will accrue;

•	the dates on which any interest will be payable and the regular record date for determining who is entitled to the interest payable on any interest payment date;

•

the person to whom any interest on a debt security of the series will be payable, if other than the person in whose name that debt security (or one or more predecessor debt securities) is registered at the close of business on the regular record date for such interest;

•	the place or places where the principal of, and premium (if any) and interest on, any debt securities of the series will be payable and the manner in which any payment may be made;

•

any provisions regarding the manner in which the amount of the principal of, and premium (if any) and interest on, any debt securities of the series may be determined with reference to a financial or economic measure or pursuant to a formula, if applicable;

•

the period or periods within which, the price or prices at which and the terms and conditions upon which any debt securities of the series may be redeemed, in whole or in part, at our option, and, if other than by a board resolution, the manner in which our election to redeem the debt securities will be evidenced;

•

our obligation, if any, to redeem or purchase any debt securities of the series pursuant to any sinking fund or analogous provision and the period or periods within which, the price or prices at which and the terms and conditions upon which any debt securities of the series will be redeemed or purchased, in whole or in part, pursuant to such obligation;

•	the denominations of the debt securities if other than denominations of $1,000 and any integral multiple of $1,000 in excess thereof;

•

if other than the currency of the United States, the currency, currencies or currency units in which the principal of, and premium (if any) and interest on, any debt securities of the series will be payable and the manner of determining the equivalent thereof in the currency of the United States for any purpose;

•

if the principal of, and premium (if any) and interest on, any debt securities of the series is to be payable in one or more currencies or currency units other than that or those in which such debt securities are stated to be payable, the currency, currencies, or currency units in which the principal of, and premium (if any) and interest on, such debt securities will be payable, the periods within which and the terms and conditions upon which such payments are to be made, and the amount so payable (or the manner in which such amount will be determined);

•	if other than the entire principal amount, the portion of the principal amount of any debt securities of the series which will be payable upon declaration of acceleration of the maturity;

•

if the principal amount payable at the stated maturity of any debt securities of the series will not be determinable as of any one or more dates prior to the stated maturity, the amount which will be deemed to be the principal amount of such debt securities as of any such date for any purpose, including the principal amount which will be due and payable upon any maturity other than the stated maturity or which will be deemed to be outstanding as of any day prior to the stated maturity (or, in any such case, the manner in which such amount deemed to be the principal amount will be determined);

•	that the debt securities of the series will be subject to full defeasance or covenant defeasance, if applicable;

•

that any debt securities will be issuable in whole or in part in the form of one or more global securities and, in such case, the depositaries for such global securities and the form of any legend or legends which will be borne by such global security, if applicable;

•

any addition to, elimination of, or other change in, the events of default which applies to any debt securities of the series and any change in the right of the trustee or the requisite holders of such debt securities to declare the principal amount due and payable;

•	any addition to, elimination of or other change in the covenants which applies to any debt securities of the series;

•

the terms, if any, upon which the debt securities may be converted into, or exchanged for, stock, other debt securities or other securities, including whether such conversion or exchange is mandatory, at the option of the holder or at our option, the period during which such conversion or exchange may occur, the initial conversion or exchange rate and the circumstances or manner in which the conversion or exchange ratio may be adjusted or calculated;

•	in the case of debt securities issued by Mohawk Capital Finance, any additional terms of the guarantee; and

•	any other terms of the debt securities not inconsistent with the indenture.

Debt securities may bear interest at a fixed rate or a variable (or “floating”) rate, as specified in the prospectus supplement. In addition, if specified in the prospectus supplement, we may sell debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate, or at a discount below their stated principal amount. We will describe in the prospectus supplement any material special federal income tax considerations applicable to any such discounted debt securities.

Some of the debt securities may be issued as original issue discount debt securities. Original issue discount debt securities bear no interest or bear interest at below market rates and will be sold at a discount below their stated principal amount. The prospectus supplement relating to an issue of original issue discount debt securities will contain information relating to United States federal income tax, accounting, and other special considerations applicable to original issue discount debt securities.

We will generally have no obligation to repurchase, redeem, or change the terms of debt securities upon any event (including a change in control) that might have an adverse effect on our credit quality.

Unless otherwise specified in the prospectus supplement, the debt securities will not be listed on any securities exchange.

Certain Covenants

The indenture may include covenants of Mohawk or Mohawk Capital Finance, as the case may be. These covenants may impose limitations on our indebtedness, limitations on liens, limitations on the issuance of preferred stock of certain of our subsidiaries, limitations on certain distributions and limitations on transactions with our affiliates, or other limitations. Any such covenants applicable to a series of debt securities will be set forth in the prospectus supplement.

Consolidation, Merger, Conveyance, Transfer or Lease

Mohawk and/or Mohawk Capital Finance, as applicable, may not consolidate or merge with or into, or transfer or lease its assets substantially as an entirety to, any entity, unless:

•

Mohawk or Mohawk Capital Finance, as applicable, is the surviving entity or, if not, the successor entity formed by such consolidation or into which Mohawk or Mohawk Capital Finance is merged or which acquires or leases Mohawk’s or Mohawk Capital Finance’s assets is organized and existing under the laws of any U.S. jurisdiction and expressly assumes Mohawk’s or Mohawk Capital Finance’s obligations with respect to the debt securities and under the applicable indenture;

•	no default or event of default exists or will occur immediately after giving effect to the transaction; and

•	we have delivered to the trustee the certificates and opinions required under the indenture.

Events of Default

The following are events of default under the Indenture with respect to any series of debt securities:

•	failure to pay any installment of interest on such series of debt securities when due and the continuance of such failure for 30 days;

•	failure to pay principal of, or premium, if any, on such series of debt securities when due;

•	failure to deposit any sinking fund payment with respect to such series of debt securities when due and the continuance of such failure for 30 days;

•

failure to observe or perform any other covenant or agreement in respect of such series of debt securities and the continuance of such failure for 60 days after receipt by us from the trustee or by us and the trustee from the holders of at least 25% of the principal amount of such series of debt securities outstanding of written notice of such failure specifying such failure and requiring the same to be remedied;

•	certain events of bankruptcy, insolvency or reorganization of Mohawk or Mohawk Capital Finance; and

•	any other event of default we may provide for that series of debt securities.

If an event of default with respect to the outstanding debt securities of a particular series occurs and continues, either the trustee or the holders of at least 25% in aggregate principal amount of such series of outstanding debt securities may declare the principal amount of such series of debt securities to be due and payable immediately; provided that, in the case of certain events of bankruptcy, insolvency or reorganization, such principal amount, or portion thereof will automatically become due and payable without any action by the trustee or any holder. In the case of original issue discount debt securities, only a specified portion of the principal amount may be accelerated. However, at any time after an acceleration with respect to the debt securities of a particular series has occurred but before a judgment or decree based on such acceleration is entered, the holders of a majority in aggregate principal amount of the outstanding debt securities of such series may, under certain circumstances, rescind and annul such acceleration. For information as to waiver of defaults, see “Modification and Waiver” below.

If the principal or any premium or interest on any debt security is payable in a currency other than U.S. dollars and such currency is not available to us for making payment due to the imposition of exchange controls or other circumstances beyond our control, we are entitled to satisfy our obligations to holders of such debt securities by making such payment in U.S. dollars in an amount equal to the U.S. dollar equivalent of the amount payable in such other currency, as determined by the trustee as provided in the indenture. Any payment made under such circumstances in U.S. dollars where the required payment is in a currency other than U.S. dollars will not constitute an event of default under the indenture.

Subject to the duty of the trustee during an event of default to act with the required standard of care, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders unless such holders have offered the trustee security or indemnity reasonably satisfactory to the trustee. Subject to such indemnification and certain other limitations, the holders of a majority in aggregate principal amount of the outstanding debt securities of a particular series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of such series.

Other than with respect to a lawsuit for the payment of principal, premium, if any, and interest on any series of debt securities when due, the indenture provides that no holder of such series of debt securities may institute any action against us under the indenture without first complying with the conditions set forth in the indenture.

We will furnish to the trustee an annual statement as to the performance of certain of our obligations under the indenture and as to any default in such performance.

Modification and Waiver

Modifications and amendments of the indenture with respect to any series of debt securities outstanding may be made by us and the trustee with the consent of holders of a majority in aggregate principal amount of such series, except that no such modification or amendment may, without the consent of the holder of each outstanding debt security of the applicable series affected thereby:

•

extend the stated maturity date of the principal of, or any installment of principal of or interest on, any such debt security, or reduce the principal amount of or the rate (or extend the time for payment) of interest on, or any premium payable upon the redemption of, any such debt security;

•	reduce the amount of principal payable upon acceleration of the maturity thereof;

•	change the place or currency of payment of principal of, or premium, if any, or interest on, any such debt security;

•	impair the right to institute suit for the enforcement of any payment on, or with respect to, any such debt security;

•

reduce the percentage in aggregate principal amount of such series of outstanding debt securities, the consent of the holders of which is required for any amendment, supplemental indenture or waiver provided for in the indenture;

•

modify any of the waiver provisions of the indenture, except to increase any required percentage or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of the holder of each outstanding debt security of the series affected thereby;

•	cause any such debt security to become subordinate in right of payment to any other debt, except to the extent provided in the terms of such security; or

•

if such debt security provides that the holder may require us to repurchase or convert such debt security, impair such holder’s right to require repurchase or conversion of such debt security on the terms provided therein.

We and the trustee may also modify and amend the indenture without the consent of any holder of debt securities in limited circumstances, such as clarifications and changes that would not adversely affect the holders.

The holders of a majority in aggregate principal amount of any series of outstanding debt securities may, on behalf of the holders of all such debt securities, waive our compliance with certain restrictive provisions of the indenture or such series of debt securities. The holders of a majority in aggregate principal amount of any series of outstanding debt securities may, on behalf of the holders of all such debt securities, waive any past default under the indenture, except a default in the payment of the principal of, or premium (if any) or interest on, such debt securities or in respect of any provision of the indenture that cannot be modified or amended without the consent of the holder of each outstanding debt security of such series affected thereby.

Legal Defeasance and Covenant Defeasance

The indenture provides that we may, at our option, elect to discharge our obligations with respect to any series of debt securities, which we refer to as legal defeasance. If legal defeasance occurs, we will be deemed to have paid and discharged all amounts owed under the applicable series of debt securities and the indenture will cease to be of further effect as to such series of debt securities, except that:

•

holders will be entitled to receive timely payments for the principal of, premium, if any, and interest on, such series of debt securities, from the funds deposited for that purpose (as explained below);

•

our obligations will continue with respect to the issuance of temporary debt securities, the registration of debt securities, and the replacement of mutilated, destroyed, lost or stolen debt securities of the applicable series;

•	the trustee will retain its rights, powers, trusts, duties, and immunities under the indenture, and we will retain our obligations in connection therewith; and

•	other legal defeasance provisions of the indenture will remain in effect.

In addition, we may, at our option and at any time, elect to cause the release of our obligations with respect to most of the covenants in the indenture, which we refer to as covenant defeasance, with respect to any series of debt securities. If covenant defeasance occurs, certain events (not including non-payment events and bankruptcy, insolvency and reorganization events) relating to us described under “—Events of Default” will no longer constitute events of default with respect to such series of debt securities. We may exercise legal defeasance regardless of whether we previously exercised covenant defeasance.

In order to exercise either legal defeasance or covenant defeasance, each of which we refer to as a defeasance, with respect to any series of debt securities:

(1) We must irrevocably deposit with the trustee, in trust, for the benefit of holders of the debt securities of such series, U.S. legal tender, U.S. government securities, a combination thereof or other obligations as may be provided with respect to such series of debt securities, in amounts that will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, to pay the principal of, premium, if any, and interest on, the applicable series of debt securities on the stated date for payment or any redemption date thereof, and the trustee must have, for benefit of holders of such debt securities, a valid and perfected security interest in the obligations so deposited;

(2) in the case of legal defeasance, we must deliver to the trustee an opinion of counsel in the United States reasonably acceptable to the trustee confirming that:

•	we have received from, or there has been published by, the Internal Revenue Service, a ruling, or

•	since the date of the indenture, there has been a change in the applicable federal income tax law,

in either case to the effect that holders of such series of debt securities will not recognize income, gain or loss for federal income tax purposes as a result of the legal defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the legal defeasance had not occurred;

(3) in the case of covenant defeasance, we must deliver to the trustee an opinion of counsel in the United States reasonably acceptable to the trustee confirming that holders of such series of debt securities will not recognize income, gain or loss for federal income tax purposes as a result of the covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the covenant defeasance had not occurred;

(4) no default or event of default with respect to such debt securities may have occurred and be continuing under the indenture on the date of the deposit with respect to such series of debt securities (other than a default or event of default resulting from the borrowing of funds to be applied to such deposit); in addition, no event of default relating to bankruptcy or insolvency may occur at any time from the date of the deposit to the 91st calendar day thereafter;

(5) the legal defeasance or covenant defeasance may not result in a breach or violation of, or constitute a default under any material agreement or instrument (excluding the indenture) to which Mohawk or any of its subsidiaries is a party or by which Mohawk or any of its subsidiaries is bound;

(6) we must deliver to the trustee an officers’ certificate stating that the deposit was not made by us with the intent of preferring the holders of such debt securities over any other creditors of ours or the intent to hinder, delay or defraud any other of our creditors;

(7) the legal defeasance or covenant defeasance may not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act of 1940, as amended, unless that trust is qualified, or exempt from regulation, under that Act; and

(8) we must deliver to the trustee an officers’ certificate confirming the satisfaction of conditions in clauses (1) through (6) above and an opinion of counsel confirming the satisfaction of the conditions in clauses (1) (with respect to the validity and perfection of the security interest), (2), (3), (5) and (7) above.

If the amount deposited with the trustee to effect a covenant defeasance is insufficient to pay the principal of, and premium (if any) and interest on, the applicable series of debt securities when due, then our obligations under the indenture and such series of debt securities will be revived and such Defeasance will be deemed not to have occurred.

Form, Exchange and Transfer

We will issue the debt securities only in registered form, without interest coupons. Unless provided otherwise in the prospectus supplement relating to a particular series of debt securities, the debt securities will be issued in minimum denominations of $1,000 and integral multiples thereof. No service charge will be made for any registration of transfer or exchange of debt securities, but we may require payment of a sum sufficient to cover any tax or government charge payable in connection therewith. If any series of the debt securities are to be redeemed in part, we will not be required to issue, register the transfer of or exchange such series of the debt securities during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption and ending at the close of business on the day of such mailing or to register the transfer of or exchange any debt securities so selected for redemption in part, except the unredeemed portion of any debt securities being redeemed in part.

We will cause to be kept at the office of the registrar a register in which, subject to such reasonable regulations as we may prescribe, we will provide for the registration of the debt securities and registration of transfers of the debt securities. We initially will appoint the trustee as paying agent and registrar for the debt securities. We may change or terminate the appointment of any paying agent or registrar or appoint additional or other such agents or approve any change in the office through which any such agent acts. We must notify the trustee of the name and address of any registrar, co-registrar or paying agent that is not a party to the indenture.

The Trustee

U.S. Bank Trust Company, National Association (as successor to U.S. Bank National Association) will act as the trustee under the indentures. All payments of principal of, and premium (if any) and interest on, and all registration, transfer, exchange, authentication and delivery of, the debt securities will be effected by the trustee or its agent at an office designated by the trustee as its corporate trust office.

The indenture provides that, except during the continuance of an event of default, the trustee will perform only such duties as are specifically set forth in the indenture. During the existence of an event of default under the indenture, the trustee will exercise such rights and powers vested in it as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs. Subject to these provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of the debt securities, unless they shall have offered to the trustee security or indemnity reasonably satisfactory to the trustee.

The indenture and provisions of the Trust Indenture Act contain limitations on the rights of the trustee, should it become a creditor of ours, to obtain payment of claims in certain cases or to liquidate certain property received by it in respect of any such claim as security or otherwise. The trustee is permitted to engage in other transactions with us or any of our affiliates. If the trustee acquires any conflicting interest, it must eliminate such conflict or resign.

Affiliates of the trustee may serve as agents and lenders under our credit facilities or engage in other transactions with us or our affiliates from time to time.

No Liability for Certain Persons

No director, officer, employee or stockholder of Mohawk or Mohawk Capital Finance will have any liability for any payment obligations of Mohawk or Mohawk Capital Finance, as the case may be, under the debt securities, the guarantees thereof or the indenture based on, or by reason of, such obligations or their creation. Each holder, by accepting a debt security, waives and releases all such liability. The foregoing waiver and release are an integral part of the consideration for the issuance of the debt securities. Such waiver may not be effective to waive liabilities under the federal securities laws.

Governing Law

The indentures, the debt securities and any guarantees of those debt securities will be governed by New York law.

Book-Entry Delivery and Settlement

Global Notes

We will issue any debt securities in the form of one or more global notes in definitive, fully registered, book-entry form. The global notes will be deposited with or on behalf of the Depository Trust Company, or DTC, and registered in the name of Cede & Co., as nominee of DTC.

DTC, Clearstream and Euroclear

Beneficial interests in the global notes will be represented through book-entry interests held in securities’ accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Investors may hold interests in the global notes through either DTC (in the United States), Clearstream Banking, societe anonyme, Luxembourg, which we refer to as Clearstream, or Euroclear Bank S.A./ N.V., as operator of the Euroclear System, which we refer to as Euroclear, in Europe, either directly if they are participants in such systems or indirectly through organizations that are participants in such systems. Clearstream and Euroclear will hold interests on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their U.S. depositaries, which in turn will hold such interests in customers’ securities accounts in the U.S. depositaries’ names on the books of DTC.

DTC has advised us that:

•

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under Section 17A of the Exchange Act.

•

DTC holds securities that its participants deposit with DTC and facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and other organizations, some of whom, and/or their representatives, own DTC.

•

DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries.

•

Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly.

•	The rules applicable to DTC and its direct and indirect participants are on file with the SEC.

Clearstream has advised us that it is incorporated under the laws of Luxembourg as a central securities depositary. Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions between its customers through electronic book-entry changes in accounts of its customers, thereby eliminating the need for physical movement of certificates. Clearstream provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a central securities depositary, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector. Clearstream customers are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream customer either directly or indirectly.

Euroclear has advised us that it was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./ N.V., which we refer to as the Euroclear Operator. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear participants include banks (including central banks), securities brokers and dealers, and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

We understand that the Euroclear Operator is licensed by the Belgian Banking and Finance Commission to carry out banking activities on a global basis. As a Belgian bank, it is regulated and examined by the Belgian Banking and Finance Commission.

We have provided the descriptions of the operations and procedures of DTC, Clearstream and Euroclear in this prospectus solely as a matter of convenience. These operations and procedures are solely within the control of those organizations and are subject to change by them from time to time. None of us, the underwriters nor the trustee takes any responsibility for these operations or procedures, and you are urged to contact DTC, Clearstream and Euroclear or their participants directly to discuss these matters.

We expect that under procedures established by DTC:

•

upon deposit of the global notes with DTC or its custodian, DTC will credit on its internal system the accounts of direct participants designated by the underwriters with portions of the principal amounts of the global notes; and

•

ownership of the debt securities will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC or its nominee, with respect to interests of direct participants, and the records of direct and indirect participants, with respect to interests of persons other than participants.

The laws of some jurisdictions may require that purchasers of securities take physical delivery of those securities in definitive form. Accordingly, the ability to transfer interests in the debt securities represented by a global note to those persons may be limited. In addition, because DTC can act only on behalf of its participants, who in turn act on behalf of persons who hold interests through participants, the ability of a person having an interest in debt securities represented by a global note to pledge or transfer those interests to persons or entities that do not participate in DTC’s system, or otherwise to take actions in respect of such interest, may be affected by the lack of a physical definitive security in respect of such interest.

So long as DTC or its nominee is the registered owner of a global note, DTC or that nominee will be considered the sole owner or holder of the debt securities represented by that global note for all purposes under the indenture and under the debt securities. Except as provided below, owners of beneficial interests in a global note will not be entitled to have debt securities represented by that global note registered in their names, will not receive or be entitled to receive physical delivery of certificated notes and will not be considered the owners or holders thereof under the applicable indenture or under the debt securities for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee. Accordingly, each holder owning a beneficial interest in a global note must rely on the procedures of DTC and, if that holder is not a direct or indirect participant, on the procedures of the participant through which that holder owns its interest, to exercise any rights of a holder of debt securities under the applicable indenture or a global note.

Neither we nor the trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of debt securities by DTC, Clearstream or Euroclear, or for maintaining, supervising or reviewing any records of those organizations relating to the debt securities.

Payments on the debt securities represented by the global notes will be made to DTC or its nominee, as the case may be, as the registered owner thereof. We expect that DTC or its nominee, upon receipt of any payment on the debt securities represented by a global note, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the global note as shown in the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in the global note held through such participants will be governed by standing instructions and customary practice as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. The participants will be responsible for those payments.

Distributions on the debt securities held beneficially through Clearstream will be credited to cash accounts of its customers in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law, which we refer to collectively as the Terms and Conditions. The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

Distributions on the debt securities held beneficially through Euroclear will be credited to the cash accounts of its participants in accordance with the Terms and Conditions, to the extent received by the U.S. depositary for Euroclear.

Clearance and Settlement Procedures

Initial settlement for the debt securities will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds. Secondary market trading between Clearstream customers and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear, as applicable, and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream customers or Euroclear participants, on the other, will be effected through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving the debt securities in DTC and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream customers and Euroclear participants may not deliver instructions directly to their U.S. depositaries.

Because of time-zone differences, credits of the debt securities received in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in the debt securities settled during such processing will be reported to the relevant Clearstream customers or Euroclear participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of the debt securities by or through a Clearstream customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures to facilitate transfers of the debt securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be changed or discontinued at any time.

Certificated Notes

Individual certificates in respect of any debt securities will not be issued in exchange for the global notes, except in very limited circumstances. We will issue or cause to be issued certificated notes to each person that DTC identifies as the beneficial owner of the debt securities represented by a global note upon surrender by DTC of the global note if:

•

DTC notifies us that it is no longer willing or able to act as a depositary for such global note or ceases to be a clearing agency registered under the Exchange Act, and we have not appointed a successor depositary within 90 days of that notice or becoming aware that DTC is no longer so registered;

•	an event of default has occurred and is continuing, and DTC requests the issuance of certificated notes; or

•	we determine not to have the debt securities of such series represented by a global note.

Neither we nor the trustee will be liable for any delay by DTC, its nominee or any direct or indirect participant in identifying the beneficial owners of the debt securities. We and the trustee may conclusively rely on, and will be protected in relying on, instructions from DTC or its nominee for all purposes, including with respect to the registration and delivery, and the respective principal amounts, of the certificated notes to be issued.

DESCRIPTION OF GUARANTEES

The following description of Mohawk’s guarantee of Mohawk Capital Finance’s debt securities is a summary of the general terms and provisions of the guarantee. This summary may not contain all of the information that is important to you and is qualified in its entirety by reference to the applicable indenture and its associated documents, including the form of guarantee. The specific terms and provisions of any guarantee will be described in the applicable prospectus supplement related to the guaranteed debt securities. If so described in a prospectus supplement, the terms and provisions of the guarantee may differ from the general description of terms and provisions presented below.

Mohawk will fully and unconditionally guarantee to each holder of debt securities of Mohawk Capital Finance due and punctual payment of the principal of, and premium (if any) and interest on, the debt securities of Mohawk Capital Finance. The guarantee applies whether the payment is due at the maturity date of the debt securities, on an interest payment date or as a result of acceleration, redemption, repayment or otherwise, in accordance with the terms of such guarantee and the applicable indenture. In case of the failure of Mohawk Capital Finance to punctually pay any principal, premium or interest on any guaranteed debt security, Mohawk will cause any such payment to be made as it becomes due and payable, whether at the maturity date of the debt securities, on an interest payment date or as a result of acceleration, redemption, repayment or otherwise, and as if such payment were made by Mohawk.

The guarantee will include payment of interest on the overdue principal of, and premium (if any) and interest on, the debt securities, to the extent lawful. The obligations of Mohawk under its guarantee may be limited to the maximum amount that will not result in such guarantee obligations constituting a fraudulent conveyance or fraudulent transfer under federal or state law, after giving effect to all other contingent and fixed liabilities of Mohawk.

If a series of Mohawk Capital Finance debt securities is so guaranteed, Mohawk will execute a supplemental indenture or notation of guarantee as further evidence of the guarantee.

DESCRIPTION OF COMMON STOCK

The following description of Mohawk’s common stock is a summary of the material terms and provisions of Mohawk’s common stock and associated rights and privileges. This summary may not contain all of the information that is important to you and is qualified in its entirety by reference to Mohawk’s certificate of incorporation, bylaws and applicable Delaware law.

Please note that in this section entitled “Description of Common Stock,” references to “we,” “our” and “us” refer to Mohawk as the issuer of the common stock and not to any subsidiaries, unless the content requires otherwise.

General

Mohawk is authorized by its certificate of incorporation to issue up to 150,000,000 shares of common stock, par value $0.01 per share. As of April 26, 2023, there were 63,679,590 shares of common stock outstanding. All outstanding shares of common stock are validly issued, fully paid and non-assessable.

The rights, preferences and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of any series of preferred stock that we may designate and issue in the future.

Dividend Rights

Subject to the rights of the holders of our preferred stock (if any), the holders of our common stock have the right to receive dividends and distributions, whether payable in cash or otherwise, as may be declared from time to time by our board of directors, from legally available funds. However, Mohawk has not paid dividends on its common stock since its initial public offering.

Voting Rights; Classified Board

Each share of our common stock entitles the holder to one vote on all matters submitted to a vote of the stockholders. Our bylaws require a director to be elected by a majority of votes cast with respect to such director in uncontested elections. Our certificate of incorporation provides that our board of directors is divided into three classes, consisting, as nearly as may be possible, of one-third of the total number of directors constituting the entire board of directors, with each class elected for staggered three-year terms expiring in successive years. To amend, alter or repeal the provision of our certificate of incorporation related to the classification of the board of directors, our certificate of incorporation requires the approval of the holders of not less than 80% of the votes entitled to be cast by the holders of all then outstanding shares of capital stock, voting together as a single class. Our certificate of incorporation does not provide for cumulative voting for the election of directors.

Liquidation Rights

Subject to the rights of the holders of our preferred stock (if any), in the event of our liquidation, dissolution or winding-up, holders of our common stock are entitled to share equally in the assets available for distribution after payment of all creditors.

No Redemption, Conversion or Preemptive Rights

Holders of our common stock have no redemption rights, conversion rights or preemptive rights to purchase or subscribe for our securities. There are no redemption provisions or sinking fund provisions applicable to our common stock.

No Restrictions on Transfer

Neither our certificate of incorporation nor our bylaws contain any restrictions on the transfer of our common stock. In the case of any transfer of shares, there may be restrictions imposed by applicable securities laws.

Other Rights

Holders of our common stock will not be subject to further calls or assessments by the Company.

Issuance of Common Stock

In certain instances, the issuance of authorized but unissued shares of common stock may have an anti-takeover effect. The authority of our board of directors to issue additional shares of common stock may help deter or delay a change of control by increasing the number of shares needed to gain control.

Certain Provisions in our Certificate of Incorporation and Bylaws

Mohawk’s certificate of incorporation and bylaws contain a number of provisions that may be deemed to have the effect of discouraging or delaying attempts to gain control of us, including provisions: (i) authorizing the board to issue preferred stock with rights and privileges, including voting rights, as it may deem appropriate; (ii) providing the board of directors with the exclusive power to determine the exact number of directors comprising the entire board, subject to the certificate of incorporation; (iii) authorizing the board of directors or a majority of the directors then in office or the sole remaining director to fill vacancies in the board; (iv) providing that the board of directors be divided into three classes; (v) requiring that any action required or permitted to be taken by our stockholders be taken only at an annual or special meeting and permitting stockholder action by written consent in lieu of a meeting only if all stockholders entitled to vote consent to the proposed action; (vi) providing that special meetings of stockholders may be called only by the board of directors or the chairman of the board; (vii) providing the board of directors with flexibility in scheduling the annual meeting (subject to state law requirements); and (viii) providing that certain of the provisions of the certificate of incorporation and bylaws may be amended by our stockholders only by the affirmative vote of at least 80% of the outstanding voting power of all shares entitled to vote.

In addition, Mohawk’s bylaws establish an advance notice procedure for stockholder proposals to be brought before a meeting of stockholders and for nominations by stockholders of candidates for election as directors at an annual meeting or a special meeting at which directors are to be elected. As described more fully in Mohawk’s bylaws, only such business may be conducted at a meeting of stockholders as has been brought before the meeting by, or at the direction of, Mohawk’s board of directors, or by a stockholder who has given to Mohawk’s secretary timely written notice, in proper form, of the stockholder’s intention to bring that business before the meeting. The presiding officer at a stockholders’ meeting has the authority to make these determinations. Only persons who are nominated by, or at the direction of, the board of directors, or who are nominated by a stockholder who has given timely written notice, in proper form, to Mohawk’s secretary prior to a meeting at which directors are to be elected will be eligible for election to the board of directors. In addition to the director nomination process described above, Mohawk’s bylaws permit any stockholder or group of up to 20 stockholders who have maintained continuous qualifying ownership of 3% or more of Mohawk’s outstanding common stock for at least the previous three years to include up to a specified number of director nominees in Mohawk’s proxy materials for an annual meeting. The maximum number of stockholder nominees permitted under the proxy access provisions of Mohawk’s bylaws is the greater of two or 20% of the total number of directors serving on the last day on which a notice of proxy access nomination may be submitted; however, so long as the board is classified, the maximum number of stockholder nominees permitted under the proxy access provisions of the bylaws shall in no case exceed one-half of the number of directors to be elected at such meeting (rounded down to the nearest whole number). Stockholders must give timely written notice to Mohawk’s secretary, in proper form, to include nominees in Mohawk’s proxy materials for an annual meeting. With the exception of proxy access, these provisions could make it more difficult for stockholders to raise matters affecting control of Mohawk, including tender offers, business combinations or the election or removal of directors, for a stockholder vote.

Section 203 of the Delaware General Corporation Law

Mohawk is subject to the provisions of Section 203 of the Delaware General Corporation Law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes a merger, asset sale or a transaction resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns (or, in certain cases, within the preceding three years, did own) 15% or more of the corporation’s outstanding voting stock. Under Section 203, a business combination between Mohawk and an interested stockholder is prohibited unless it satisfies one of the following conditions:

•

prior to the stockholder becoming an interested stockholder, the board of directors must have previously approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•

upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of Mohawk outstanding at the time the transaction commenced, excluding, for purposes of determining the number of shares outstanding, shares owned by persons who are directors and officers; or

•

the business combination is approved by our board of directors and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Listing

Mohawk’s common stock is traded on the New York Stock Exchange and trades under the symbol “MHK.”

Transfer Agent

The transfer agent for our shares of common stock is American Stock Transfer and Trust Company.

DESCRIPTION OF PREFERRED STOCK

The following description of Mohawk’s preferred stock is a summary of the general terms and provisions of the preferred stock. This summary may not contain all of the information that is important to you and is qualified in its entirety by reference to Mohawk’s certificate of incorporation and bylaws and the certificate of designation relating to your series of preferred stock. The specific terms and provisions of any series of preferred stock will be described in the applicable prospectus supplement. If so described in a prospectus supplement, the terms and provisions of that series of preferred stock may differ from the general description of terms and provisions presented below.

Please note that in this section entitled “Description of Preferred Stock,” references to “we,” “our” and “us” refer to Mohawk as the issuer of the preferred stock and not to any subsidiaries, unless the content requires otherwise.

General

Mohawk is authorized by its certificate of incorporation to issue up to 60,000 shares of preferred stock, par value $0.01 per share, in one or more series. Currently, there are no shares of our preferred stock issued and outstanding.

Subject to the restrictions prescribed by law, our board of directors is authorized to fix the number of shares of any series of unissued preferred stock, to determine the designations, preferences, qualifications, limitations, restrictions and special or relative rights granted to or imposed upon any series of unissued preferred stock (including dividend rights (which may be cumulative or non-cumulative), voting rights, conversion rights, redemption rights and terms, sinking fund provisions, liquidation preferences, and any other preferences, qualifications, privileges, options and other relative or special rights and limitations of that series) and, within any applicable limits and restrictions established, to increase or decrease the number of shares of such series subsequent to its issue. Before Mohawk issues any series of preferred stock, our board will adopt resolutions creating and designating such series as a series of preferred stock. Stockholders will not need to approve these resolutions. The issuance of preferred stock could adversely affect the voting and other rights of holders of our common stock and may have the effect of delaying or preventing a change in control of Mohawk.

Terms Contained in the Prospectus Supplement

The applicable prospectus supplement will contain the dividend, voting, conversion, redemption, sinking fund, liquidation and other designations, preferences, qualifications, limitations, restrictions and special or relative rights granted to or imposed upon any series of preferred stock. The applicable prospectus supplement will describe the following terms of a series of preferred stock:

•	the designation and stated value per share of preferred stock and the number of shares of preferred stock offered;

•	the initial public offering price at which we will issue the preferred stock;

•	whether the shares will be listed on any securities exchange;

•	the dividend rate or method of calculation, the payment dates for dividends and the dates from which dividends will start to cumulate;

•	any voting rights;

•	any conversion rights;

•	any redemption or sinking fund provisions;

•	the amount of liquidation preference per share; and

•	any additional dividend, voting, conversion, redemption, sinking fund, liquidation and other rights or restrictions.

The applicable prospectus supplement may also describe some of the U.S. federal income tax consequences of the purchase and ownership of the series of preferred stock.

No Preemptive Rights

The holders of our preferred stock will have no preemptive rights to buy any additional shares of preferred stock.

Fully Paid and Nonassessable

When we issue shares of our preferred stock, the shares will be fully paid and nonassessable, which means the full purchase price of the shares will have been paid and holders of the shares will not be assessed any additional monies for the shares.

No Restrictions on Transfer

Neither our certificate of incorporation nor our bylaws contains any restrictions on the transfer of our preferred stock. In the case of any transfer of shares, there may be restrictions imposed by applicable securities laws.

Issuance of Preferred Stock

In certain instances, the issuance of authorized but unissued shares of preferred stock may have an anti-takeover effect. The authority of the board of directors to issue preferred stock with rights and privileges, including voting rights, as it may deem appropriate, may enable the board to prevent a change of control despite a shift in ownership of our common stock.

DESCRIPTION OF DEPOSITARY SHARES

The following description is a summary of the general terms and provisions of the depositary shares and the deposit agreements. This summary may not contain all of the information that is important to you and is qualified in its entirety by reference to the relevant deposit agreement with respect to the depositary shares of any particular series. The specific terms and provisions of any series of depositary shares will be described in the applicable prospectus supplement. If so described in a prospectus supplement, the terms and provisions of that series of depositary shares may differ from the general description of terms and provisions presented below.

General

Mohawk may issue depositary shares, each of which would represent a fractional interest of a share of a particular series of preferred stock of Mohawk. Mohawk will deposit shares of preferred stock represented by depositary shares under a separate deposit agreement among Mohawk, a preferred stock depositary and the holders of the depositary shares. Subject to the terms of the deposit agreement, each owner of a depositary share will possess, in proportion to the fractional interest of a share of preferred stock represented by the depositary share, all the rights and preferences of the preferred stock represented by the depositary shares.

Depositary receipts will evidence the depositary shares issued pursuant to the deposit agreement. Immediately after Mohawk issues and deliver preferred stock to a preferred stock depositary, the preferred stock depositary will issue the depositary receipts in accordance with the terms of the applicable prospectus supplement.

Dividends and Other Distributions

The depositary will distribute all cash dividends on the preferred stock to the record holders of the depositary shares. Holders of depositary shares generally must file proofs, certificates and other information and pay charges and expenses of the depositary in connection with distributions. If a distribution on the underlying preferred stock is other than in cash and it is feasible for the depositary to distribute the property it receives, the depositary will distribute the property to the record holders of the depositary shares. If such a distribution is not feasible, the depositary, with Mohawk’s approval, may sell the property and distribute the net proceeds from the sale to the holders of the depositary shares.

Withdrawal of Stock

Unless Mohawk has previously called the underlying preferred stock for redemption or the holder of the depositary shares has converted such shares, a holder of depositary shares may surrender them at the corporate trust office of the depositary in exchange for whole or fractional shares of the underlying preferred stock together with any money or other property represented by the depositary shares. Once a holder has exchanged the depositary shares, the holder may not redeposit the preferred stock and receive depositary shares again. If a depositary receipt presented for exchange into preferred stock represents more shares of preferred stock than the number to be withdrawn, the depositary will deliver a new depositary receipt for the excess number of depositary shares.

Redemption of Depositary Shares

Whenever Mohawk redeems shares of preferred stock held by a depositary, the depositary will redeem the corresponding amount of depositary shares with funds it receives from us for the preferred stock. The depositary will notify the record holders of the depositary shares to be redeemed not less than 30 days nor more than 60 days before the dated fixed for redemption at the holders’ addresses appearing in the depositary’s books. The redemption price per depositary share will be equal to the applicable fraction of the redemption price and any other amounts payable with respect to the preferred stock. If Mohawk intends to redeem less than all of the underlying preferred stock, Mohawk and the depositary will select the depositary shares to be redeemed on as nearly a pro rata basis as practicable without creating fractional depositary shares or by any other equitable method determined by Mohawk. All dividends relating to the shares of preferred stock called for redemption will cease to accrue on the first calendar day after the redemption date.

On the redemption date:

•	all dividends relating to the shares of preferred stock called for redemption will cease to accrue;

•	Mohawk and the depositary will no longer deem the depositary shares called for redemption to be outstanding; and

•

all rights of the holders of the depositary shares called for redemption will cease, except the right to receive any money payable upon the redemption and any money or other property to which the holders of the depositary shares are entitled upon redemption.

Voting of the Preferred Stock

When a depositary receives notice regarding a meeting at which the holders of the underlying preferred stock have the right to vote, it will mail that information to the holders of the depositary shares. Each record holder of depositary shares on the record date may then instruct the depositary to exercise its voting rights for the amount of preferred stock represented by that holder’s depositary shares. The depositary will vote in accordance with these instructions. The depositary will abstain from voting to the extent it does not receive specific instructions from the holders of depositary shares. A depositary will not be responsible for any failure to carry out any instruction to vote, or for the manner or effect of any vote, as long as any action or non-action is in good faith and does not result from negligence or willful misconduct of the depositary.

Liquidation Preference

In the event of Mohawk’s liquidation, dissolution or winding up, a holder of depositary shares will receive the fraction of the liquidation preference accorded each share of underlying preferred stock represented by the depositary share.

Conversion of Preferred Stock

Depositary shares will not themselves be convertible into common stock or any other securities or property of Mohawk. However, if the underlying preferred stock is convertible, holders of depositary shares may surrender them to the depositary with written instructions to convert the preferred stock represented by their depositary shares into whole shares of common stock, other shares of Mohawk’s preferred stock or other shares of stock, as applicable. Upon receipt of these instructions and any amounts payable in connection with a conversion, Mohawk will convert the preferred stock using the same procedures as those provided for delivery of preferred stock. If a holder of depositary shares converts only part of its depositary shares, the depositary will issue a new depositary receipt for any depositary shares not converted. Mohawk will not issue fractional shares of common stock upon conversion. If a conversion will result in the issuance of a fractional share, Mohawk will pay an amount in cash equal to the value of the fractional interest based upon the closing price of the common stock on the last business day prior to the conversion.

Amendment and Termination of a Deposit Agreement

Mohawk and the depositary may amend any form of depositary receipt evidencing depositary shares and any provision of a deposit agreement. However, unless the existing holders of at least two-thirds of the applicable depositary shares then outstanding have approved the amendment, Mohawk and the depositary may not make any amendment that:

•	would materially and adversely alter the rights of the holders of depositary shares; or

•	would be materially and adversely inconsistent with the rights granted to the holders of the underlying preferred stock.

Subject to exceptions in the deposit agreement and except in order to comply with the law, no amendment may impair the right of any holders of depositary shares to surrender their depositary shares with instructions to deliver the underlying preferred stock and all money and other property represented by the depositary shares. Every holder of outstanding depositary shares at the time any amendment becomes effective who continues to hold the depositary shares will be deemed to consent and agree to the amendment and to be bound by the amended deposit agreement.

Mohawk may terminate a deposit agreement upon not less than 30 days’ prior written notice to the depositary if a majority of each series of preferred stock affected by the termination consents to the termination. Upon a termination of a deposit agreement, holders of the depositary shares may surrender their depositary shares and receive in exchange the number of whole or fractional shares of preferred stock and any other property represented by the depositary shares.

In addition, a deposit agreement will automatically terminate if:

•	Mohawk has redeemed all underlying preferred stock subject to the agreement;

•

a final distribution of the underlying preferred stock in connection with any liquidation, dissolution or winding up has occurred, and the depositary has distributed the distribution to the holders of the depositary shares; or

•	each share of the underlying preferred stock has been converted into other capital stock of Mohawk not represented by depositary shares.

Expenses of a Preferred Stock Depositary

Mohawk will pay all transfer and other taxes and governmental charges and expenses arising in connection with a deposit agreement. In addition, Mohawk will generally pay the fees and expenses of a depositary in connection with the performance of its duties. However, holders of depositary shares will pay the fees and expenses of a depositary for any duties requested by the holders that the deposit agreement does not expressly require the depositary to perform.

Resignation and Removal of Depositary

A depositary may resign at any time by delivering to us notice of its election to resign. Mohawk may also remove a depositary at any time. Any resignation or removal will take effect upon the appointment of a successor depositary. Mohawk will appoint a successor depositary within 60 days after delivery of the notice of resignation or removal. The successor must be a bank or trust company with its principal office in the United States and have a combined capital and surplus of at least $50 million.

Miscellaneous

The depositary will forward to the holders of depositary shares any reports and communications from Mohawk with respect to the underlying preferred stock.

Neither the depositary nor Mohawk will be liable if any law or any circumstances beyond their control prevent or delay them from performing their obligations under a deposit agreement. The obligations of Mohawk and a depositary under a deposit agreement will be limited to performing their duties in good faith and without negligence in regard to voting of preferred stock, gross negligence or willful misconduct. Neither Mohawk nor a depositary must prosecute or defend any legal proceeding with respect to any depositary shares or the underlying preferred stock unless they are furnished with satisfactory indemnity.

Mohawk and any depositary may rely on the written advice of counsel or accountants, or information provided by persons presenting shares of preferred stock for deposit, holders of depositary shares or other persons they believe in good faith to be competent, and on documents they believe in good faith to be genuine and signed by a proper party.

In the event a depositary receives conflicting claims, requests or instructions from us and any holders of depositary shares, the depositary will be entitled to act on the claims, requests or instructions received from us.

Depositary

The prospectus supplement will identify the depositary for the depositary shares.

Listing of the Depositary Shares

The applicable prospectus supplement will specify whether or not the depositary shares will be listed on any securities exchange.

DESCRIPTION OF WARRANTS

The following description is a summary of the general terms and provisions of the warrants and the warrant agreements. This summary may not contain all of the information that is important to you and is qualified in its entirety by reference to the relevant warrant agreement with respect to the warrants of any particular series. The specific terms and provisions of any series of warrants will be described in the applicable prospectus supplement. If so described in a prospectus supplement, the terms and provisions of that series of warrants may differ from the general description of terms and provisions presented below.

General

Mohawk may issue warrants for the purchase of debt securities, common stock or preferred stock. Warrants may be issued independently or together with such debt securities, common stock or preferred stock and may be attached to or separate from those securities. Currently, there are no warrants issued and outstanding.

Each series of warrants will be evidenced by certificates issued under a separate warrant agreement to be entered into between Mohawk and a bank, as warrant agent, selected by us with respect to such series, having its principal office in the United States.

The applicable prospectus supplement relating to a series of warrants will state the name and address of the warrant agent. The applicable prospectus supplement will describe the terms of the warrant agreement and the series of warrants in respect of which this prospectus and the accompanying prospectus supplement are being delivered, including:

•	the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•	the offering price;

•	the aggregate number of warrants;

•	whether the warrants or related securities will be listed on any securities exchange;

•	the currency for which such warrants may be purchased;

•	the date on which the warrants and the related securities will be separately transferable;

•

in the case of warrants to purchase debt securities, the principal amount of debt securities that can be purchased upon exercise of one warrant, the price and currency for purchasing those debt securities upon exercise and, in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, that can be purchased upon the exercise of one warrant, and the price for purchasing such shares upon this exercise;

•	the dates on which the right to exercise the warrants will commence and expire and, if the warrants are not continuously exercisable, any dates on which the warrants are not exercisable;

•	the terms of the securities issuable upon exercise of those warrants;

•	provisions for changes to or adjustments in the exercise price;

•	whether the warrants will be issued in global or certificated form; and

•	any other terms of the warrants.

Warrant certificates may be exchanged for new warrant certificates of different denominations, may be presented for transfer registration, and may be exercised at the warrant agent’s corporate trust office or any other office indicated in the applicable prospectus supplement. If the warrants are not separately transferable from the securities with which they were issued, this exchange may take place only if the certificates representing such related securities are also exchanged. Prior to warrant exercise, warrantholders will not have any rights as holders of the securities purchasable upon such exercise, including, in the case of warrants to purchase debt securities, the right to receive the principal of, and premium (if any) or interest payments on, the debt securities purchasable upon such exercise or to enforce covenants in the applicable indenture or, in the case of warrants to purchase common stock or preferred stock, the right to receive any dividends, or payments upon our liquidation, dissolution or winding up or to exercise any voting rights.

Where appropriate, the applicable prospectus supplement will describe the U.S. federal income tax considerations relevant to the warrants.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities specified in the applicable prospectus supplement at the exercise price mentioned or calculated as described in the applicable prospectus supplement. Unless otherwise specified in the applicable prospectus supplement, warrants may be exercised at any time up to 5:00 p.m., New York time, on the expiration date mentioned in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Warrants may be exercised by delivery of the warrant certificate representing the warrants to be exercised or, in the case of global securities, by delivery of an exercise notice for those warrants, together with certain information and payment to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement, of the required purchase amount. The information required to be delivered will be on the reverse side of the warrant certificate and in the applicable prospectus supplement. Upon receipt of such payment and the warrant certificate or exercise notice properly executed at the warrant agent’s corporate trust office or any other office indicated in the applicable prospectus supplement, we will, within the time period provided by the relevant warrant agreement, issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining amount of warrants.

If mentioned in the applicable prospectus supplement, securities may be surrendered as all or part of the exercise price for warrants.

Antidilution Provisions

In the case of warrants to purchase common stock, the exercise price payable and the number of shares of common stock to be purchased upon warrant exercise may be adjusted in certain events, including:

•	the issuance of share dividends to stockholders or a combination, subdivision or reclassification of our common stock;

•	the issuance of rights, warrants or options to all stockholders entitling them to purchase shares of common stock for aggregate consideration per share less than the current market price per share;

•	any distribution by us to our stockholders or evidences of our indebtedness or of assets, excluding cash dividends or distributions referred to above; and

•	any other events mentioned in the applicable prospectus supplement.

No adjustment in the number of shares purchasable upon warrant exercise will be required until cumulative adjustments require an adjustment of at least 1% of such number. No fractional shares will be issued upon warrant exercise, but we will pay the cash value of any fractional shares otherwise issuable.

Modification

We and the relevant warrant agent may amend any warrant agreement and the terms of the related warrants by executing a supplemental warrant agreement, without any such warrantholder’s consent, for the purpose of:

•

curing any ambiguity, any defective or inconsistent provision contained in the warrant agreement, or making any other corrections to the warrant agreement that are not inconsistent with the provisions of the warrant certificates;

•	evidencing the succession of another corporation to us and their assumption of our covenants contained in the warrant agreement and the warrants;

•	appointing a successor depositary, if the warrants are issued in the form of global securities;

•	evidencing a successor warrant agent’s acceptance of appointment with respect to the warrants;

•	adding to our covenants for the warrantholders’ benefit or surrendering any right or power conferred upon us under the warrant agreement;

•	issuing warrants in definitive form, if such warrants are initially issued in the form of global securities; or

•	amending the warrant agreement and the warrants as we deem necessary or desirable and that will not adversely affect the warrantholders’ interests in any material respect.

We and the warrant agent may also amend any warrant agreement and the related warrants by a supplemental agreement with the consent of the holders of a majority of the unexercised warrants that such amendment affects, for the purpose of adding, modifying or eliminating any of the warrant agreement’s provisions or of modifying the holders’ rights. However, no such amendment that:

•	changes the number or amount of securities purchasable upon warrant exercise so as to reduce the number of securities receivable upon this exercise;

•	shortens the time period during which the warrants may be exercised;

•	otherwise adversely affects the exercise rights of such warrantholders in any material respect; or

•	reduces the number of unexercised warrants may be made without the consent of each holder affected by that amendment.

Consolidation, Merger and Sale of Assets

Each warrant agreement will provide that we may consolidate or merge with or into any other corporation or sell, lease, transfer or convey all or substantially all of our assets to any other corporation; provided, however, that:

•

either we must be the continuing corporation, or the corporation other than us formed by or resulting from any consolidation or merger or that receives the assets must be organized and existing under the laws of any U.S. jurisdiction (or any subdivision thereof) and must assume our obligations for the unexercised warrants and the performance of all covenants and conditions of the relevant warrant agreement; and

•	we or that successor corporation must not immediately be in default under that warrant agreement.

Enforceability of Rights by Holders of Warrants

Each warrant agent will act solely as our agent under the relevant warrant agreement and will not assume any obligation or relationship of agency or trust for any warrantholder. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case we default in performing its obligations under the relevant warrant agreement or warrant, including any duty or responsibility to initiate any legal proceedings or to make any demand upon us. Any warrantholder may, without the consent of the warrant agent or of any other warrantholder, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, that warrant.

Replacement of Warrant Certificates

We will replace any destroyed, lost, stolen or mutilated warrant certificate upon delivery to us and the relevant warrant agent of satisfactory evidence of the ownership of that warrant certificate and of the destruction, loss, theft or mutilation of that warrant certificate, and (in the case of mutilation) surrender of that warrant certificate to the relevant warrant agent, unless we or the warrant agent has received notice that the warrant certificate has been acquired by a bona fide purchaser. That warrantholder will also be required to provide indemnity satisfactory to the relevant warrant agent and us before a replacement warrant certificate will be issued.

Title

We, the warrant agents and any of their agents may treat the registered holder of any warrant certificate as the absolute owner of the warrants evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the warrants so requested, despite any notice to the contrary.

DESCRIPTION OF PURCHASE CONTRACTS

The following description is a summary of the general terms and provisions of the purchase contracts and purchase contract agreements. This summary may not contain all of the information that is important to you and is qualified in its entirety by reference to the relevant purchase contract agreement. The specific terms and provisions of any purchase contract will be described in the applicable prospectus supplement. If so described in a prospectus supplement, the terms and provisions of that purchase contract may differ from the general description of terms and provisions presented below.

Mohawk may issue purchase contracts for the purchase or sale of:

•

debt or equity securities issued by us or securities of third parties, a basket of such securities, an index or indices of such securities or any combination of the above as specified in the applicable prospectus supplement;

•	currencies; or

•	commodities.

Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities, currencies or commodities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the property otherwise deliverable or, in the case of purchase contracts on underlying currencies, by delivering the underlying currencies, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities, currencies or commodities and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract.

The purchase contracts may require us to make periodic payments to the holders thereof or vice versa, which payments may be deferred to the extent set forth in the applicable prospectus supplement, and those payments may be unsecured or prefunded on some basis. The purchase contracts may require the holders thereof to secure their obligations in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued. Our obligation to settle such pre-paid purchase contracts on the relevant settlement date may constitute indebtedness.

DESCRIPTION OF UNITS

The following description is a summary of the general terms and provisions of the units and the unit agreements. This summary may not contain all of the information that is important to you and is qualified in its entirety by reference to the relevant unit agreement. The specific terms and provisions of any units will be described in the applicable prospectus supplement. If so described in a prospectus supplement, the terms and provisions of those units may differ from the general description of terms and provisions presented below.

Mohawk may, from time to time, issue units comprised of one or more of the other securities that may be offered under this prospectus, in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time, or at any time before a specified date.

Any prospectus supplement related to any particular units will describe, among other things:

•	the material terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any material provisions relating to the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;

•	if appropriate, any special United States federal income tax considerations applicable to the units; and

•	any material provisions of the governing unit agreement that differ from those described above.

PLAN OF DISTRIBUTION

We may offer and sell the debt securities, common stock, preferred stock, warrants, purchase contracts or units in any one or more of the following ways:

•	to or through underwriters, brokers or dealers;

•	directly to one or more other purchasers;

•

through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	through agents on a best-efforts basis; or

•	otherwise through a combination of any of the above methods of sale.

In addition, we may enter into option, share lending or other types of transactions that require us to deliver shares of common stock to an underwriter, broker or dealer, who will then resell or transfer the shares of common stock under this prospectus. We may also enter into hedging transactions with respect to our securities.

Each time we sell such securities, we will provide a prospectus supplement that will name the issuer of the securities and any underwriter, dealer or agent involved in the offer and sale of the securities. The prospectus supplement will also set forth the terms of the offering, including:

•	the purchase price of the securities and the proceeds we will receive from the sale of the securities;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any public offering or purchase price and any discounts or commissions allowed or re-allowed or paid to dealers;

•	any commissions allowed or paid to agents;

•	any securities exchanges on which the securities may be listed;

•	the method of distribution of the securities;

•	the terms of any agreement, arrangement or understanding entered into with the underwriters, brokers or dealers; and

•	any other information we think is important.

If underwriters or dealers are used in the sale, the securities will be acquired by the underwriters or dealers for their own account. The securities may be sold from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices;

•	at varying prices determined at the time of sale; or

•	at negotiated prices.

Such sales may be effected:

•	in transactions on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in transactions in the over-the-counter market;

•

in block transactions in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction, or in crosses, in which the same broker acts as an agent on both sides of the trade;

•	through the writing of options; or

•	through other types of transactions.

The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise set forth in the prospectus supplement, the obligations of underwriters or dealers to purchase the securities offered will be subject to certain conditions precedent and the underwriters or dealers will be obligated to purchase all the offered securities if any are purchased. Any public offering price and any discount or concession allowed or reallowed or paid by underwriters or dealers to other dealers may be changed from time to time.

The securities may be sold directly by us or through agents designated by us from time to time. Any agent involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to such agent will be set forth, in the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

Offers to purchase the securities offered by this prospectus may be solicited, and sales of the securities may be made, by us directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended, or the Securities Act, with respect to any resale of the securities. The terms of any offer made in this manner will be included in the prospectus supplement relating to the offer.

If so indicated in the prospectus supplement, we will authorize underwriters, dealers or agents to solicit offers from certain specified institutions to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject to any conditions set forth in the prospectus supplement and the prospectus supplement will set forth the commissions payable for solicitation of such contracts. The underwriters and other persons soliciting such contracts will have no responsibility for the validity or performance of any such contracts.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

Some of the underwriters, dealers or agents used by us in any offering of securities under this prospectus may be customers of, engage in transactions with and perform services for us or our subsidiaries in the ordinary course of business. Underwriters, dealers, agents and other persons may be entitled under agreements which may be entered into with us to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to be reimbursed by us for certain expenses.

Subject to any restrictions relating to debt securities in bearer form, any securities initially sold outside the United States may be resold in the United States through underwriters, dealers or otherwise.

Any underwriters to which offered securities are sold by us for public offering and sale may make a market in such securities, but those underwriters will not be obligated to do so and may discontinue any market making at any time. No assurance can be given as to the liquidity of the trading market for any securities.

If so indicated in the prospectus supplement, we will authorize underwriters, dealers or agents to solicit offers from certain specified institutions to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject to any conditions set forth in the prospectus supplement and the prospectus supplement will set forth the commissions payable for solicitation of such contracts. The underwriters and other persons soliciting such contracts will have no responsibility for the validity or performance of any such contracts.

To comply with the securities laws of some states, if applicable, the securities may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

The anticipated date of delivery of the securities offered by this prospectus will be described in the applicable prospectus supplement relating to the offering.

ENFORCEMENT OF CIVIL LIABILITIES

Mohawk Capital Finance is a corporation organized under the laws of Luxembourg. All of its assets are located outside of the United States, and most of its directors are residents of countries other than the United States. It may not be possible for you to effect service of process within the United States upon Mohawk Capital Finance or such non-U.S. persons with respect to matters arising under the federal securities laws of the United States or otherwise or to enforce against Mohawk Capital Finance or such non-U.S. persons judgments obtained in U.S. courts, including judgments with regard to the payment of principal of, and premium (if any) and interest on, notes issued by Mohawk Capital Finance, whether or not predicated upon the civil liability provisions of the federal securities laws of the United States. Our Luxembourg counsel has advised us that, given the absence of an applicable convention between Luxembourg and the United States providing for the reciprocal recognition and enforcement of judgments in civil and commercial matters, a judgment rendered by a U.S. court against Mohawk Capital Finance (separate and apart from Mohawk as guarantor of any notes issued by Mohawk Capital Finance) or its Luxembourg directors will not be ipso facto recognized and enforced by the courts of Luxembourg. In order to enforce such a judgment against Mohawk Capital Finance or its Luxembourg directors, you would have to file a claim with a court of competent jurisdiction in Luxembourg. In the course of those proceedings, you would be permitted to submit the judgment rendered by a U.S. court. If the Luxembourg court were to find that the jurisdiction of the U.S. court was based on grounds that are internationally acceptable and that the enforcement procedures set forth in Article 678 et seq. of the Luxembourg New Code of Civil Procedure were observed, the Luxembourg court would in principle grant the exequatur to the final judgment of the U.S. court unless such judgment would not meet the following requirements : (i) the foreign judgment must be enforceable in the country of origin, (ii) the court of origin must have had jurisdiction both according to its own domestic laws and to the Luxembourg conflict of jurisdiction rules, (iii) regularity of the procedural rules in light of the laws of the country of origin, (iv) the foreign procedure and decision must not have violated the rights of defense and due process norms, (v) the foreign court must have applied the law which is designated by the Luxembourg conflict of laws rules, or, at least, the judgment must not contravene the principles underlying these rules, (vi) the considerations of the foreign judgment as well as the judgment as such must not contravene Luxembourg international public order, and (vii) the foreign judgment must not have been rendered subsequent to an evasion of Luxembourg law (“fraude à la loi”).

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for Mohawk and Mohawk Capital Finance by Alston & Bird LLP. Certain matters under the laws of Luxembourg related to the debt securities of Mohawk Capital Finance will be passed upon for Mohawk Capital Finance by Arendt & Medernach. Certain legal matters related to the securities offered by this prospectus will be passed upon for any underwriters or agents by counsel named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Mohawk Industries, Inc. and subsidiaries as of December 31, 2022 and 2021, and for each of the years in the three-year period ended December 31, 2022, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2022, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

$600,000,000

5.850% SENIOR NOTES DUE 2028

PROSPECTUS SUPPLEMENT

BofA Securities	J.P. Morgan	Mizuho

BNP PARIBAS	Wells Fargo Securities	UniCredit Capital Markets	US Bancorp	Barclays

Goldman Sachs & Co. LLC	Scotiabank	KBC Securities USA

September 11, 2023